Schedule 14A
(Rule 14A-101)
Information Required In Proxy Statement
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

Sonoco Products Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SONOCO PRODUCTS COMPANY

1 NORTH SECOND STREET
HARTSVILLE, SOUTH CAROLINA 29550 USA

March 14, 2008

To Our Shareholders:

You are cordially invited to attend our Annual Shareholders’ Meeting to be held at the Center Theater, 212 North Fifth Street, Hartsville, South Carolina, on Wednesday, April 16, 2008, at 11:00 a.m. (Eastern time).

We have enclosed a Notice of 2008 Annual Meeting of Shareholders and Proxy Statement that cover the details of matters to be presented at the meeting.

In addition to acting on the matters listed in the Notice of Annual Meeting of Shareholders, we will discuss the Company’s progress, and you will be given an opportunity to ask questions of general interest to all shareholders.

We have also enclosed a copy of our 2007 Annual Report, which reviews the Company’s past year’s events and discusses strategy and the outlook for the future (or we delivered one copy of the Annual Report for all shareholders at your address).

We hope that you will come to the 2008 Annual Meeting of Shareholders in person; however, even if you plan to attend, we strongly encourage you to complete the enclosed proxy card or brokers’ voting instruction form and return it in the enclosed business reply envelope. If you are a shareholder of record, you can also vote by telephone (if you live in the United States or Canada) or via the Internet. Instructions are shown on your proxy card. If you are a shareholder of record and later find you can be present or if for any reason you desire to revoke your proxy, you can do so at any time before the voting. Your vote is important and will be greatly appreciated.

Harris E. DeLoach, Jr.
Chairman, President &
Chief Executive Officer

NOTICE OF 2008 ANNUAL
MEETING OF SHAREHOLDERS
and
PROXY STATEMENT

SONOCO PRODUCTS COMPANY

1 NORTH SECOND STREET
HARTSVILLE, SOUTH CAROLINA 29550 USA

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS

TIME	11:00 a.m. (Eastern time) on Wednesday, April 16, 2008

PLACE	The Center Theater, 212 North Fifth Street, Hartsville, South Carolina

PURPOSES	(1) To elect five members of the Board of Directors;

(2) To act upon a proposal to approve the 2008 Long-Term Incentive Plan;

(3) To ratify the selection of independent registered public accounting firm; and

(4) To transact any other business that properly comes before the meeting or any adjournment of the meeting.

RECORD DATE	You may vote only if you were a shareholder of record at the close of business on February 22, 2008.

ANNUAL REPORT	We have enclosed a copy of the 2007 Annual Report or we have delivered a single copy of the Annual Report for all shareholders at your address. The Annual Report is not part of the proxy soliciting material.

PROXY VOTING	It is important that your shares be represented and voted at the meeting.

If you hold your shares in your own name as a record shareholder, please vote in one of these three ways:

(1) USE THE TOLL-FREE TELEPHONE NUMBER shown on your proxy card if you live in the United States or Canada;

(2) VISIT THE WEB SITE shown on your proxy card and vote via the Internet; or

(3) MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope.

If your shares are held in street name by a broker, bank or other nominee, please follow the instructions it sent to you with these proxy materials to have your shares voted at the Annual Meeting.

By order of the Board of Directors,

Charles J. Hupfer
Secretary
March 14, 2008

SONOCO PRODUCTS COMPANY

1 NORTH SECOND STREET
HARTSVILLE, SOUTH CAROLINA 29550 USA

PROXY STATEMENT

INFORMATION CONCERNING THE SOLICITATION

We are sending you these proxy materials in connection with the solicitation by the Board of Directors of Sonoco Products Company of proxies to be used at the Annual Meeting of Shareholders (“Annual Meeting”) to be held on Wednesday, April 16, 2008, at 11:00 a.m. (Eastern time) at The Center Theater, 212 North Fifth Street, Hartsville, S.C., and at any adjournment or postponement of the meeting. The terms “we,” “our,” “us,” “Sonoco” and “the Company” all refer to Sonoco Products Company. The proxy materials are first being mailed on or about March 14, 2008.

Who May Vote

You will only be entitled to vote at the Annual Meeting if our records show that you were a record shareholder on February 22, 2008. At the close of business on February 22, 2008, a total of 99,486,369 shares of our common stock were outstanding and entitled to vote. Each share of common stock has one vote.

Voting

If your shares are held in street name by a broker, bank or other nominee, it will send you instructions that you must follow to have your shares voted at the Annual Meeting. If you hold your shares in your own name as a record shareholder, you may instruct the proxy agents how to vote your shares by completing, signing, dating and mailing the proxy card in the enclosed postage-paid envelope; by dialing the toll-free telephone number shown on your proxy card (if you live in the United States or Canada); or by accessing the Web site shown on your proxy card. Of course, if you are a record shareholder, you can always attend the meeting and vote your shares in person.

If you wish to attend the meeting in person, you may obtain directions to our office at our Web site: www.sonoco.com/sonoco/Home/About+Us/cor_directions.htm. The site of the annual meeting is only a short distance from the Sonoco office and directions from the office to the annual meeting site may be obtained at the reception desk.

The proxy agents will vote your shares as you instruct. If you are a record shareholder and you sign and return your proxy card without giving instructions, the proxy agents will vote your shares FOR each person named in this Proxy Statement as a nominee for election to the Board of Directors, FOR approval of the 2008 Long-Term Incentive Plan, and FOR ratification of the selection of PricewaterhouseCoopers LLP (“PWC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2008. The proxy agents will vote according to their best judgment on any other matter that properly comes before the Annual

Meeting. At present, the Board of Directors does not know of any other such matters. As discussed below under the caption “How Votes Will Be Counted”, if your shares are held in street name by a broker and you do not give the broker voting instructions pursuant to the directions the broker gives you, the broker will not be permitted to vote on the proposal to approve the 2008 Long Term Incentive Plan, though it will be permitted to vote on the other matters to be presented.

How to Revoke Your Proxy

You may revoke your proxy at any time before it is voted. If you hold your shares in your own name as a record shareholder, you may revoke your proxy in any of the following ways:

•	by giving notice of revocation at the Annual Meeting;

•	by delivering to the Secretary of the Company, 1 North Second Street, Hartsville, SC 29550 USA, written instructions revoking your proxy; or

•	by delivering to the Secretary an executed proxy bearing a later date.

Subsequent voting by telephone or via the Internet cancels your previous vote. If you are a shareholder of record, you may also attend the meeting and vote in person, in which case your proxy vote will not be used.

If your shares are held in street name by a broker, bank or other nominee, you may revoke your voting instructions by submitting new voting instructions to the broker or other nominee who holds your shares.

How Votes Will Be Counted

The Annual Meeting will be held if a majority of the outstanding shares of common stock entitled to vote (a “quorum”) is represented at the meeting. If you have submitted valid proxy instructions or are a record shareholder and attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced. “Broker non-votes” also count in determining whether a quorum is present. A “broker non-vote” occurs when a broker, bank or nominee who holds shares for a beneficial owner attends the meeting in person or by proxy but does not vote on a particular proposal because the broker, bank or nominee does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner.

If your shares are held in street name by a broker, the broker is permitted to vote your shares on the election of directors and the ratification of PWC as our independent auditor even if the broker does not receive voting instructions from you. Under the New York Stock Exchange rules, your broker may not, however, vote your shares on the proposal relating to the 2008 Long-Term Incentive Plan absent instructions from you. Without your voting instructions on this proposal, a broker non-vote will occur with respect to your shares.

If a quorum is present at the Annual Meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the Annual Meeting. “Plurality” means that, if there were more nominees than positions to be filled, the persons who received the largest number of votes would be elected. Because there are the same number of nominees as positions to be filled, we expect all nominees to be elected. Votes that are withheld or that are not voted in the election of directors will have no effect on the outcome of the election. Cumulative voting is not permitted.

Approval of the proposal to adopt the 2008 Long-Term Incentive Plan requires the affirmative vote of a majority of the total votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% of all shares entitled to vote on the proposal. With respect to shares that are present and entitled to vote, any votes that are withheld or any shares that are not voted for adoption of the plan will have the effect of votes against the plan.

Any other matter, including ratification of the selection of PWC as our independent registered public accounting firm, that may be brought before the meeting will be approved if the votes cast in favor of the matter exceed the votes cast against the matter. Votes that are withheld or shares that are not voted will have no effect on the outcome of such matters.

Cost of this Proxy Solicitation

We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that some of our officers and regular employees will solicit proxies by telephone, fax, email or personal contact. None of these officers or employees will receive any additional or special compensation for doing this. We also plan to engage W.F. Doring & Co., a proxy solicitation firm, to help identify street name shareholders and encourage their voting. Costs of the proxy solicitor will be approximately $5,000.

ELECTION OF DIRECTORS

The Board of Directors has fixed the number of directors of the Company at 13. At our Annual Meeting, five directors will be elected. Messrs. C.J. Bradshaw, J.L. Coker, M.D. Oken and General L.W. Newton have been nominated to hold office for the next three years, their terms expiring at the Annual Shareholders’ Meeting in 2011, or when their successors are duly elected and qualify to serve. Mr. P.R. Rollier has been nominated to hold office for the next two years, his term expiring at the Annual Shareholders’ Meeting in 2010, or when his successor is duly elected and qualifies to serve. General Newton was elected by the Board in February, 2008 and Mr. Rollier was elected by the Board in July, 2007. Neither General Newton nor Mr. Rollier has previously been elected by shareholders. General Newton was recommended for election to the Board by our Chief Executive Officer, and Mr. Rollier was recommended for election by a non-management director. The proxy agents intend to vote FOR the election of the five persons named above unless you withhold authority to vote for any or all of the nominees. The Board of Directors recommends that you vote FOR each nominee.

Name, Age, Principal Occupation for Last Five
Years and Directorships in Public Corporations	Director Since

CHARLES J. BRADSHAW (71). Mr. Bradshaw has been President and a director of Bradshaw Investments, Inc. (private investments), Georgetown, S.C., since 1986. He was President and Chief Operating Officer of Transworld Corporation from 1984 to 1986 and Chairman and Chief Executive Officer of Spartan Food Systems, Inc. from 1961 to 1986.	1986

Although Mr. Bradshaw has been nominated for election to a three-year term, he will reach mandatory retirement age in July, 2008, and is only eligible to serve on the Board until that time.

Name, Age, Principal Occupation for Last Five
Years and Directorships in Public Corporations	Director Since

JAMES L. COKER (67). Mr. Coker has been President of JLC Enterprises (private investments), Stonington, Conn., since 1979. He was Secretary of the Company from 1969 to 1995 and was President of Sonoco Limited, Canada, from 1972 to 1979.	1969

LLOYD W. NEWTON (65). General Newton was Executive Vice President of the Pratt & Whitney Military Engines business unit (manufacturer of engines for military aircraft), E. Hartford, Conn. (a part of United Technologies Corporation), from 2000 until his retirement in 2006. After a distinguished 34-year military career, General Newton had earlier retired as a four-star general of the U.S. Air Force in 2000. At the time of his retirement from the Air Force, General Newton was Commander, Air Education and Training Command – a 13-base, 57,000 personnel assignment. He is a director of Goodrich Corporation and Torchmark Corporation.	2008

MARC D. OKEN (61). Mr. Oken has been Managing Partner of Falfurrias Capital Partners (a private equity firm), Charlotte, N.C., since January 2006. He held executive officer positions (most recently as Chief Financial Officer) at Bank of America Corporation from 1989 until he retired in January 2006. Prior to joining Bank of America, he was a partner at Price Waterhouse LLP, serving there for 13 years. From 1981 to 1983 Mr. Oken was a Fellow with the Securities and Exchange Commission. He is a director of Marsh & McLennan Companies, Inc. and Star Scientific, Inc.	2006

PHILIPPE R. ROLLIER (65). Mr. Rollier retired as president and chief executive officer of Lafarge North America (construction materials group), Herndon, Va., in December, 2006, having served in that position from 2001 to 2006. He spent his entire career with Lafarge Group progressing through numerous positions before assuming the responsibilities mentioned above. He is a director of Moria, S.A., Sperian Protection, Carbone Lorraine, and Monier S.A.	2007

INFORMATION CONCERNING DIRECTORS WHOSE TERMS CONTINUE

Members of the Board of Directors whose terms of office will continue until our Annual Shareholders’ Meeting in 2009 are:

Name, Age, Principal Occupation for Last Five
Years and Directorships in Public Corporations	Director Since

DR. PAMELA L. DAVIES (51). Dr. Davies has been President of Queens University of Charlotte (institution of higher learning), Charlotte, N.C., since 2002. Prior to that she was Dean of the McColl School of Business at Queens University of Charlotte from 2000 to 2002. Dr. Davies was Professor of Management and Dean of the LeBow College of Business at Drexel University from 1997 to 2000. She is a director of Charming Shoppes and C&D Technologies, Inc.	2004
HARRIS E. DeLOACH, JR. (63). Mr. DeLoach has been Chairman since 2005 and President and Chief Executive Officer of the Company since 2000. He was Chief Operating Officer of the Company from April 2000 to July 2000, Senior Executive Vice President from 1999 to 2000, Executive Vice President from 1996 to 1999, Group Vice President from 1993 to 1996, Vice President – Film, Plastics and Special Products from February 1993 to October 1993, Vice President – High Density Film Products division from 1990 to 1993 and Vice President – Administration and General Counsel from 1986 to 1990. Mr. DeLoach is a director of Goodrich Corporation and Progress Energy, Inc.	1998

EDGAR H. LAWTON, III (47). Mr. Lawton has been President and Treasurer of Hartsville Oil Mill (vegetable oil processor), Darlington, S.C., since 2000, and he has been a director of Hartsville Oil Mill since 1991. Mr. Lawton was Vice President of Hartsville Oil Mill from 1991 to 2000.	2001

Name, Age, Principal Occupation for Last Five
Years and Directorships in Public Corporations	Director Since

JOHN E. LINVILLE (62). Mr. Linville has been an attorney in private practice in New York, N.Y., since November 2004. Prior to that he had been Counsel with Manatt, Phelps & Phillips, LLP from January 2003 to 2004. He joined the firm through its merger with his prior firm – Kalkines, Arky, Zall & Bernstein, LLP (“KAZB”). Mr. Linville joined KAZB in 1990 after having been General Counsel and then Acting President of the New York City Health & Hospitals Corporation.	2004
JAMES M. MICALI (60). Mr. Micali has been Chairman and President of Michelin North America, Inc. (tire manufacturer), Greenville, S.C., since 1996. In 2001, he became a member of Michelin Group’s Executive Council. Mr. Micali was Executive Vice President, Legal and Finance, of Michelin North America from 1990 to 1996, and prior to that was General Counsel and Secretary from 1985 to 1990. Mr. Micali is a director of SCANA Corporation.	2003

Members of the Board of Directors whose terms of office will continue until our Annual Shareholders’ Meeting in 2010 are:

Name, Age, Principal Occupation for Last Five
Years and Directorships in Public Corporations	Director Since

CALEB C. FORT (46). Mr. Fort has been Co-Chairman of The Merit Group, Inc. (distributors of residential and commercial paint-related products and various industrial supplies), Spartanburg, S.C., since 1998. He was a principal of Lancaster Distributing Company from 1990 to 1998. Mr. Fort is a director of Carolina Alliance Bank.	2001

Name, Age, Principal Occupation for Last Five
Years and Directorships in Public Corporations	Director Since

JOHN H. MULLIN, III (66). Mr. Mullin has been Chairman of Ridgeway Farm LLC (privately held timber and farming business), Brookneal, Va., since 1989. He was associated with Dillon, Read & Co. Inc. from 1969 to 1989, last serving as Managing Director. Mr. Mullin is a director of Progress Energy, Inc. and its subsidiary companies, Progress Energy Carolinas, Inc. and Florida Progress Corporation, and of Hess Corporation.	2002
THOMAS E. WHIDDON (55). After his retirement from Lowe’s Companies, Inc. in 2003, Mr. Whiddon has been an Advisory Director of Berkshire Partners, LLC (a Boston-based private equity firm) since October 2005 and in this role has served various Berkshire portfolio companies in an executive capacity on an interim basis. He was Executive Vice President – Logistics and Technology of Lowe’s from 2000 until he retired in 2003 and was Executive Vice President and Chief Financial Officer of Lowe’s from 1996 to 2000. Mr. Whiddon is a director of Carter’s Inc. and Dollar Tree Stores, Inc.	2001

CORPORATE GOVERNANCE

Director Independence Policies

Our listing agreement with the New York Stock Exchange requires that at least a majority of the members of our Board of Directors be independent. Under the Exchange’s standards, “independent” means that a director has been determined by the Board to have no material relationship with us (either directly, or indirectly through an immediate family member or as a partner, shareholder or officer of an organization that has a relationship with us). To assist us in making these determinations we have adopted the following guidelines, which are also the guidelines set forth in the New York Stock Exchange Listing Standards.

A director will not be considered independent if:

•	The director is, or in the past three years has been, our employee, or has an immediate family member who is, or in the past three years has been, one of our executive officers;

•	The director has received, or has an immediate family member (other than an immediate family member who is a non-executive employee) who has received, during any twelve-month period within the past three years, more than $100,000 in direct compensation from us (other than director fees and pension or other forms of deferred compensation for prior service that is not contingent in any way on continued service);

•	The director or an immediate family member is a current partner of a firm that is our internal or external auditor or the director is a current employee of such a firm;

•	The director has an immediate family member who is a current employee of a firm that is our internal or external auditor and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice;

•	The director or an immediate family member was within the last three years (but is no longer) a partner or employee of our internal or external audit firm and personally worked on our audit within that time;

•	The director or an immediate family member is, or in the past three years has been, an executive officer of another company where any of our present executives at the same time serves or served on that company’s compensation committee; or

•	The director is a current employee of, or has an immediate family member who is a current executive officer of, another company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

The following relationships will not be considered to be material relationships that would impair a director’s independence:

•	Being a current employee of, or having an immediate family member who is a current executive officer of, another company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, is less than the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Based on these criteria, our Board of Directors has determined that the following directors, who constitute a majority of the Board, are independent:

C.J. Bradshaw, J.L. Coker, P.L. Davies, C.C. Fort, E.H. Lawton, III, J.E. Linville, J.M. Micali, J.H. Mullin, III, L.W. Newton, M.D. Oken, P.R. Rollier and T.E. Whiddon.

Meetings of Non-Management Directors

Our non-management directors meet at regularly scheduled executive sessions without management present. Four such meetings were held during 2007; there was also one meeting of the independent directors. The presiding director for each meeting is elected by those directors in attendance at that meeting. Shareholders and other interested parties may communicate with the non-management (or independent) directors by writing to Non-Management (or Independent) Directors, c/o Corporate Secretary, Sonoco Products Company, 1 North Second Street, Hartsville, SC 29550 USA or by email to CorporateSecretary@sonoco.com.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

We have adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics for our directors, officers and employees. Copies of these governance guidelines and the Code of Business Conduct are available through our Web site at www.sonoco.com. Printed versions are available to our shareholders on request to the Corporate Secretary, Sonoco Products Company, 1 North Second Street, Hartsville, SC 29550 USA or through email to CorporateSecretary@sonoco.com.

Director Nomination Process

Our Corporate Governance and Nominating Committee recommends to our Board of Directors nominees to fill vacancies on the Board of Directors as they occur, and recommends candidates for election as directors at Annual Meetings of Shareholders. Such candidates are routinely identified through personal and business relationships and contacts of the directors and executive officers.

In recommending candidates, the Corporate Governance and Nominating Committee evaluates such factors as it deems appropriate based on our current needs. These factors may include diversity, age, skills such as understanding of appropriate technologies and general finance, decision-making ability, interpersonal skills, experience with businesses and other organizations of comparable size, and the inter-relationship between the candidate’s experience and business background and other Board members’ experience and business background. Additionally, candidates for director should possess the highest personal and professional ethics, and they should be committed to the long-term interests of the shareholders.

The Corporate Governance and Nominating Committee will consider director candidates recommended by shareholders, if the shareholders comply with the following requirements. If you wish to recommend a director candidate to the Corporate Governance and Nominating Committee for consideration as a Board of Directors’ nominee, you must submit in writing to the Corporate Governance and Nominating Committee your recommended candidate’s name, a brief resume setting forth the recommended candidate’s business and educational background and qualifications for service, and a notarized consent signed by the recommended candidate stating the recommended candidate’s willingness to be nominated and to serve. This information must be delivered to the Chair of the Corporate Governance and Nominating Committee at the Company’s address and must be received no later than January 5 in any year to be considered by the Committee as a potential Board of Directors’ nominee. The Corporate Governance and Nominating Committee may request further information if it determines a potential candidate may be an appropriate nominee. Director candidates recommended by shareholders that comply with these requirements will receive the same consideration that the Committee’s other candidates receive.

Director candidates recommended by shareholders will not be considered by the Corporate Governance and Nominating Committee for election at an annual meeting unless the shareholder recommendations are received no later than January 5 of the year of the meeting. In addition to making such recommendations, shareholders have the right to nominate candidates for election as directors at an annual meeting if they make a written nomination at least 60 days prior to the meeting. Any such nomination should be submitted to our Corporate Secretary at 1 North Second Street, Hartsville, SC 29550 USA. No such nominations have been made for this Annual Meeting.

Communications with the Board of Directors

Any shareholder or other interested person who wishes to send communications to any member of the Board of Directors should mail such communications addressed to the intended recipient by name or position in care of: Corporate Secretary, Sonoco Products Company, 1 North Second Street, Hartsville, SC 29550 USA or by email to CorporateSecretary@sonoco.com. Upon receipt of any such communications, the Corporate Secretary will determine the identity of the intended recipient and whether the communication is an appropriate shareholder communication. The Corporate Secretary will send all appropriate shareholder communications to the intended recipient. An “appropriate shareholder communication” is a communication from a person claiming to be a shareholder in the communication the subject of which relates solely to the sender’s interest as a shareholder and not to any other personal or business interest.

In the case of communications addressed to the Board of Directors, the Corporate Secretary will send appropriate shareholder communications to the Chair of the Corporate Governance and Nominating Committee. In the case of communications addressed to the independent or non-management directors, the Corporate Secretary will send appropriate shareholder communications to the Chair of the Corporate Governance and Nominating Committee. In the case of communications addressed to committees of the Board, the Corporate Secretary will send appropriate shareholder communications to the Chair of such committee.

The Corporate Secretary is required to maintain a record of all communications received that were addressed to one or more directors, including those determined not to be appropriate shareholder communications. Such record will include the name of the addressee, the disposition by the Corporate Secretary and, in the case of communications determined not to be appropriate, a brief description of the nature of the communication. The Corporate Secretary is required to provide a copy of any additions to the record to the Chair of the Corporate Governance and Nominating Committee quarterly.

Board Meetings and Committees of the Board

During 2007, our Board of Directors held four regularly scheduled meetings and four special meetings to review significant developments affecting us and to act on matters requiring the Board of Directors’ approval. During 2007, all directors attended 75% or more of the aggregate number of meetings of the Board of Directors and committees of which they were members.

We encourage, but do not require, our directors to attend the Annual Meeting of Shareholders. In 2007, all twelve directors attended the Annual Meeting.

To assist it in performing its duties, the Board of Directors has established the six committees discussed below. All committees operate pursuant to written charters. The charters are available to shareholders through the Investor Relations page of our Web site at www.sonoco.com. These charters are also available in print to any shareholder upon request to the Corporate Secretary, Sonoco Products Company, 1 North Second Street, Hartsville, SC 29550 USA or through email to CorporateSecretary@sonoco.com. The Board of Directors has determined that each member of the Audit, Corporate Governance and Nominating, and Executive Compensation committees is independent, as defined in the New York Stock Exchange’s listing standards.

			Number of
Committee			2007
Name	Purpose	Members	Meetings

Audit Committee (established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934)	• At least annually, appoint or replace the independent registered public accounting firm and oversee the work of such independent registered public accounting firm who shall report directly to the committee;	M.D. Oken – Chair P.L. Davies* C.C. Fort J.E. Linville J.M. Micali L.W. Newton** P.R. Rollier	8
	• Pre-approve all auditing services and permitted non-audit services to be performed by the independent registered public accounting firm;	* Until March 1, 2008 ** As of March 1, 2008

	• Evaluate the qualifications, independence and performance of the independent registered public accounting firm;

	• Review and concur in the appointment, reassignment or dismissal of the director of internal audit, and review the internal audit department annual budget, staffing and audit plan;

	• Review compliance with major accounting and financial policies of the Company;

			Number of
Committee			2007
Name	Purpose	Members	Meetings

	• Review management’s assessment of the adequacy of internal controls;

	• Review significant findings of the independent registered public accounting firm and the internal audit department together with management’s responses;

•    Review with the independent registered public accounting firm any problems or difficulties together with management’s responses. Consider any reports or communications to the Committee from the independent registered public accounting firm;

	• Review the results of the annual external audit with the independent registered public accounting firm;

•    Discuss the annual and quarterly financial statements and all disclosures thereto with the independent registered public accounting firm, management and the director of internal audit, including major issues regarding accounting principles, analyses of alternative GAAP treatments, the effect of regulatory and accounting initiatives, and the type and presentation of information to be included in earnings press releases;

	• Discuss CEO and CFO certifications regarding filings with the Securities and Exchange Commission;

	• Discuss guidelines and policies by which management assesses and manages the Company’s exposure to risk. Evaluate the steps management has taken to monitor and control such exposures;

			Number of
Committee			2007
Name	Purpose	Members	Meetings

	• Recommend to the Board of Directors whether to accept the audited financial statements;

•    Establish procedures for (1) receipt and treatment of complaints about accounting, internal controls or auditing matters; and (2) the confidential, anonymous submission by employees of concerns regarding questionable accounting matters; and

	• Review monitoring of compliance with the Company’s Code of Business Conduct.

			Number of
Committee			2007
Name	Purpose	Members	Meetings

Executive Compensation Committee	• Establish the Company’s general compensation philosophy and oversee the development and implementation of compensation programs; • Review and approve corporate goals and objectives relevant to the compensation of the CEO, evaluate the performance of the CEO in light of those goals and establish the CEO’s compensation based on this evaluation and other factors;	J.H. Mullin, III – Chair C.J. Bradshaw P.L. Davies* C.C. Fort J.M. Micali M.D. Oken * As of March 1, 2008	6

	• Review and approve the executive officer compensation programs;

	• Evaluate and administer the Company’s incentive plans;

	• Working with management, oversee regulatory compliance on compensation matters; and

	• Review management development and succession plans.

The Executive Compensation Committee oversees administration of our executive officer compensation programs and sets compensation for the CEO, CFO and other executive officers. Its specific functions are described above.

Executive Compensation Committee Processes and Procedures

The Executive Compensation Committee does not delegate its decision-making authority relating to executive compensation. Except for the CEO, the role of executive officers in determining executive compensation is primarily advisory in nature, especially with regard to the structure and composition of the compensation program. Each executive officer may make recommendations with regard to the size of awards for persons who report directly to him or her, but the CEO makes the final decision as to what is submitted to the Committee for their consideration. The CEO attends Committee meetings, but is not present when his own compensation is discussed. The Committee has sole responsibility for determining the compensation for the CEO and for approving all other executive compensation.

The Committee has sole authority to hire and dismiss a compensation consultant to act as its advisor. Information about the Committee’s compensation consultant, its role in advising the Committee, and its relationship with management and executive officers is set forth under the captions “Management Compensation — Compensation Discussion and Analysis — Relationship with Executive Compensation Consultant” and “Role of Executive Officers in Determining Executive Compensation” on Page 37.

			Number of
Committee			2007
Name	Purpose	Members	Meetings

Corporate Governance And Nominating Committee	• Recommend to the Board of Directors amendments to the bylaws; • Develop and recommend to the Board of Directors a set of corporate governance guidelines addressing the structure, mission, practices and policies of the Board of Directors and the composition, structure and mission of Board committees, and review those guidelines at least annually;	J.M. Micali – Chair C.J. Bradshaw C.C. Fort J.H. Mullin, III M.D. Oken* T.E. Whiddon * As of March 1, 2008	4
	• Identify individuals believed to be qualified to become Board members and recommend them as needed for election by the Board of Directors or the shareholders to fill vacancies;
	• Review with the Board of Directors, on an annual basis, the skills and characteristics of the then- current Board members;
	• Recommend to the Board of Directors the directors to serve on each of the Board’s committees;
	• Ensure that processes are in place for annual CEO performance and compensation appraisal and for reviews of succession planning and management development;
	• Recommend to the Board of Directors a corporate philosophy and strategy governing director compensation and benefits;
	• Evaluate all material related party transactions between the Company and its executive officers and directors in accordance with the Company’s Related Party Transaction Approval Policy; and
	• Oversee the evaluation of the Board of Directors and of management.

			Number of
Committee			2007
Name	Purpose	Members	Meetings

Employee and Public Responsibility Committee
•    Oversee the Company’s commitment to employee health and safety;

•    Provide oversight on diversity strategy, goals and progress;

•    Review charitable giving policies and practices;

•    Review employee morale through survey results or other means;

•    Oversee the Company’s stance, response and programs related to the environment and to other emerging issues;

•    Monitor major litigation and disputes and provide guidance in responding to such issues;

•    Review actions taken by management relating to current or emerging public policy issues or significant political and social changes that may affect the Company; and

•    Oversee the Company’s commitment to ethical business practices.
		J.E. Linville – Chair J.L. Coker P.L. Davies E.H. Lawton, III L.W. Newton* P.R. Rollier * As of March 1, 2008	2

			Number of
Committee			2007
Name	Purpose	Members	Meetings

Financial Policy Committee	• Review the Company’s annual operating and long- range plans for purposes of evaluating changes to the Company’s capital structure and projected sources and uses of cash; • Review as needed any significant financings by the Company; • Review the Company’s financial risk management policies, practices and exposures; • Evaluate the Company’s dividend policy; • Review the funding and investment management of the Company’s defined benefit and postretirement benefit plans; and • Review the Company’s key financial leverage ratios and ratings implications.	T.E. Whiddon – Chair C.J. Bradshaw J.L. Coker P.L. Davies E.H. Lawton, III J.H. Mullin, III	3

Executive Committee	• Empowered to exercise all of the authority of the Board of Directors between regularly scheduled meetings, except as limited by South Carolina law.	H.E. DeLoach, Jr. J.M Micali J.H. Mullin, III	1

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Members of the Executive Compensation Committee during the year ended December 31, 2007 were C.J. Bradshaw, C.C. Fort, B.L.M. Kasriel, J.E. Linville, J.M. Micali, J.H. Mullin, III, and M.D. Oken.

Mr. Oken was Chief Financial Officer of Bank of America until he retired in January 2006. During the second quarter of 2007, a Bank of America subsidiary managed the syndication and participated as agent in the expansion of a five-year committed revolving line of credit from $350,000,000 to $500,000,000 to support our commercial paper program and for general corporate purposes. Bank of America’s commitment to this facility is $57,857,000. A committed line of credit from Bank of America has been in place since 1987 and has been renewed, amended and increased or decreased according to our needs. Bank of America has extended other lines of credit to us as support for letters of credit, overdrafts and other corporate needs. It also provides treasury management services to us. We pay fees to the bank for these services and for the availability of the lines of credit, as well as interest on any borrowed funds.

Sonoco sold $901,000 in products and services to Michelin North America during 2007. Mr. Micali, the Chairman and President of Michelin North America, is one of Sonoco’s directors. In addition, the brother of our Director P.R. Rollier is the Managing General Partner of Michelin Group, the owner of Michelin North America.

All transactions were handled on a competitive basis. Management believes that the rates and provisions were as favorable to us as we could have obtained from other sources.

RELATED PARTY TRANSACTIONS

Please see the disclosures about Messrs. Micali, Oken and Rollier under the caption “Compensation Committee Interlocks and Insider Participation”. Our management believes the prices and terms of the transactions reported above were comparable to those we could have obtained from other sources. We anticipate engaging in similar business transactions in 2008. The Board of Directors considered these relationships when making its determinations of independence.

George S. Hartley, our Assistant Treasurer, is married to Cynthia A. Hartley who is a Senior Vice President. Mr. Hartley had 2007 earnings of $162,000, and he received the usual employee benefits available to all employees at his level.

We are currently proposing to enter into an agreement with Mr. Charles W. Coker, our retired Chairman and President, regarding a modification of his existing Company provided split-dollar life insurance benefit plan (the “Split-Dollar Plan”). Mr. Coker is the brother of Mr. F. L. H. Coker, who was our director until October 2007. Under the proposal, the life insurance policies in the existing Split-Dollar Plan will be exchanged for a new survivorship policy. The death benefits that are provided for Mr. Coker under the Split-Dollar Plan will be reduced and the future scheduled premiums we are obligated to pay will be eliminated. In return, we will pay Mr. Coker the amount required each year to cover the taxes on the income imputed to him for the new survivorship policy. In 2008, we expect that the amount will be approximately $4,000, based on the current proposal and the insurance company’s annual renewable term rates. We expect that future payments we make to Mr. Coker will increase each year as long as the insurance is in force, based on the applicable imputed income rates. We do not expect the total amount of the future tax payments we make related to the new survivorship policy to exceed the total amount of the scheduled future premiums we are presently obligated to pay under the existing Split-Dollar Plan.

Related Party Transaction Approval Policy

The Board has adopted a written policy that any transaction or series of transactions in which Sonoco is a participant, for which the amount involved exceeds $120,000, and in which any related person will have a direct or indirect material interest must be approved by the Corporate Governance and Nominating Committee. The Board recognizes that such transactions may or may not be in the best interest of Sonoco and, as a result, empowers the Corporate Governance and Nominating Committee to evaluate all such related party transactions or series of transactions. The Committee is to approve only those transactions that it determines provide net economic value to Sonoco or where it is demonstrated to the satisfaction of the Committee that price, quality, service and other terms have been negotiated on an arms-length basis and are comparable to those available from unrelated third parties.

Sonoco’s officers are required to notify the Committee of the proposed and ongoing related party transactions prior to each meeting of the Committee and provide the Committee with all relevant information necessary for the Committee’s consideration, including any information requested by the Committee.

For purposes of this policy, a “related party is (1) any executive officer or director, (2) any nominee for director, (3) a beneficial owner of more than 5% of the voting securities of Sonoco, or (4) any immediate family member of an officer, director, nominee for director or greater than 5% beneficial owner. An “immediate family member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, or any person (other than a tenant or employee) sharing the household of an executive officer, director, nominee or greater than 5% beneficial owner.

We also require that each executive officer, director and director nominee complete an annual questionnaire and report all transactions with us in which such persons (or their immediate family members) had or will have a direct or indirect material interest (except for salaries, directors’ fees and dividends on our stock). Management reviews responses to the questionnaires and, if any such transactions are disclosed, they are reviewed by the Corporate Governance and Nominating Committee as to directors and director nominees or by the Audit Committee as to executive officers. Directors’ responses to the questionnaires are also reviewed annually by the Corporate Governance and Nominating Committee for the purpose of assessing independence under our Corporate Governance Guidelines and the New York Stock Exchange Listing Standards.

The types of transactions that have been reviewed in the past include the purchase and sale of goods and services from companies for which our directors serve as executive officers or directors, the purchase of financial services and access to lines of credit from banks for which our directors serve as executive officers or directors, and the employment of family members of executive officers or directors.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows the number of shares of our common stock beneficially owned as of February 13, 2008, directly or indirectly, by each director and by each executive officer named in the Summary Compensation Table.

	Amount and				Deferred	Performance-
	Nature of		Percent	Restricted	Compensation	Contingent
	Beneficial		Of	Stock	and Restoration	Restricted
Name of Beneficial Owner	Ownership(1)		Class(2)	Units(3)	Units(4)	Stock Units(5)

C.J. Bradshaw	54,478	(6)	–	–	8,348	–
Director
J.L. Coker	126,400	(7)	–	–	3,182	–
Director
P.L. Davies	7,000		–	–	3,182	–
Director
C.C. Fort	324,852	(8)	–	–	3,182	–
Director
E.H. Lawton, III	382,067	(9)	–	–	3,182	–
Director
J.E. Linville	753,213		–	–	3,182	–
Director
J.M. Micali	15,339		–	–	4,570	–
Director
J.H. Mullin, III	30,000	(10)	–	–	6,557	–
Director
L.W. Newton	–		–	–	–	–
Director
M.D. Oken	5,350		–	–	3,128	–
Director
P.R. Rollier	4,000		–	–	–	–
Director
T.E. Whiddon	25,000		–	–	3,182	–
Director
H.E. DeLoach, Jr.	1,087,976	(11)	1.1%	247,620	27,182	154,956
Chairman, President, Chief Executive Officer and Director
C.J. Hupfer	215,778		–	7,988	5,484	41,638
Senior Vice President and Chief Financial Officer
C.L. Sullivan, Jr.	253,739		–	12,631	10,961	25,094
Executive Vice President
M.J. Sanders	86,431		–	8,338	3,521	10,531
Executive Vice President

	Amount and			Deferred	Performance-
	Nature of	Percent	Restricted	Compensation	Contingent
	Beneficial	Of	Stock	and Restoration	Restricted
Name of Beneficial Owner	Ownership(1)	Class(2)	Units(3)	Units(4)	Stock Units(5)

J.C. Bowen	147,007	–	15,254	6,483	29,778
Senior Vice President
All Executive Officers and Directors	4,190,274	4.2%	351,230	136,783	349,585
as a group (27 persons)

(1)	The directors and named executive officers have sole voting and dispositive power over the shares unless otherwise indicated in the footnotes. The number includes shares subject to currently exercisable options and options exercisable within 60 days granted under the 1991 Key Employee Stock Plan (the “1991 Plan”) and the Directors’ Plan for the following directors and named executive officers: C.J. Bradshaw – 27,200; J.L. Coker – 22,200; P.L. Davies – 7,000; C.C. Fort – 18,500; E.H. Lawton, III – 36,839; J.E. Linville – 6,000; J.M. Micali – 11,000; J.H. Mullin, III – 15,000; T.E. Whiddon – 20,000; H.E. DeLoach, Jr. – 803,000; C.J. Hupfer – 212,000; C.L. Sullivan, Jr. – 240,000; M.J. Sanders – 77,500; J.C. Bowen – 141,600; and for all executive officers and directors as a group – 2,245,354.

Also included are shares held in our Dividend Reinvestment Plan (425) and shares held in our Savings Plan (31,567).

Shareholdings in this column do not include Restricted Stock Units granted under the 1991 Key Employee Stock Plan (issuance of which has been deferred until retirement), compensation which has been deferred into Sonoco stock equivalent units, Performance Contingent Restricted Stock Units granted under the 1991 Key Employee Stock Plan or Restoration Units credited under the Omnibus Benefit Restoration Plan. Please see the columns to the right and footnotes 3, 4 and 5 below.

(2)	Percentages not shown are less than 1%.

(3)	Issuance of these shares, most of which have vested, has been deferred until retirement; accordingly, no present dispositive or voting rights are associated with them.

(4)	Compensation deferred into Sonoco stock equivalent units and Restoration Units in the Omnibus Benefit Restoration Plan connected with the Sonoco Savings Plan. No dispositive or voting rights are associated with these units. Restoration Units under the Omnibus Benefit Restoration Plan are granted to employees who have reached the Internal Revenue Code limits under the Sonoco Savings Plan to restore the Company match that would otherwise be lost because of this cap.

(5)	Performance-Contingent Restricted Stock Unit payouts which vested under the Long-term Incentive Plan for the performance periods ended December 31, 2005, December 31, 2006 and December 31, 2007. Issuance of these shares has been deferred until retirement and no present dispositive or voting rights are associated with them.

(6)	Includes 4,840 shares of common stock owned by Mrs. Bradshaw, as to which Mr. Bradshaw disclaims beneficial ownership.

(7)	Includes 70,000 shares pledged as security.

(8)	Includes 77,358 shares pledged as security.

(9)	Includes 281,658 shares owned by an educational trust of which Mr. Lawton is a trustee. Mr. Lawton shares voting and investment power over these shares with six other trustees, but he has no pecuniary interest in this trust and disclaims beneficial ownership of these shares.

(10)	Includes 15,000 shares pledged as security.

(11)	Includes 12,365 shares of common stock owned by Mrs. DeLoach, as to which Mr. DeLoach disclaims beneficial ownership. Also includes 223,338 shares owned by trusts of which Mr. DeLoach is trustee. Mr. DeLoach shares voting and investment power over these trusts with other trustees, but he has no pecuniary interest in these trusts and disclaims beneficial ownership of these shares.

On April 15, 2003, the Board of Directors adopted a resolution establishing stock ownership guidelines for outside directors. The guidelines establish a target level of ownership of our common stock based on years of service as a director from the date the guidelines were established. The guidelines are as follows: 3,000 shares, 5,000 shares and 8,000 shares after two, four and six years of service, respectively. Compensation deferred into Sonoco stock equivalent units are included in determining whether these guidelines have been met.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows information as of December 31, 2007, about persons known to us to be the beneficial owners of more than 5% of our common shares. This information was obtained from a Schedule 13G filed with the Securities and Exchange Commission by the entity named below, and we have not independently verified it.

		Amount and
		Nature of
		Beneficial	Percent
Title of Class	Name and Address of Beneficial Owner	Ownership	of Class

No Par Value Common	Barclay’s Global Investors, Ltd.(1)	12,429,729	12.50%
	Murray House 1 Royal Mint Court London, England, United Kingdom

(1)	Barclay’s Global Investors is a parent holding company that has subsidiaries which act as investment advisors to manage discretionary investment accounts on behalf of their clients. The subsidiaries have sole dispositive power with respect to all of the shares reported and sole voting power with respect to 10,886,798 of the shares reported.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors and executive officers are required to file reports with the Securities and Exchange Commission and the New York Stock Exchange showing the number of shares of any class of our equity securities they owned when they became a director or executive officer, and, after that, any changes in their ownership of our securities. These reports are required by Section 16(a) of the Securities Exchange Act of 1934.

Based on a review of Section 16(a) reports and any written representations made to us, we believe that all such filings for 2007 were made in a timely manner.

MANAGEMENT COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The first part of this discussion provides an overview of the compensation program for our executive officers, the material principles underlying our compensation policies and decisions and a description of each compensation element, how these elements fit together and how they further our goals.

The second part of the discussion describes and explains the specific actions taken with regard to compensation for executive officers in 2007. This discussion and analysis and the tables that follow focus on all aspects of compensation for our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the three other most highly compensated officers. These five individuals are referred to as the Named Executive Officers (“NEOs”).

OVERVIEW, PRINCIPLES AND COMPENSATION ELEMENTS

The Role of the Executive Compensation Committee

The Executive Compensation Committee oversees administration of our executive officer compensation programs and sets compensation for the CEO, CFO and other executive officers. Information about the purposes of the Committee and its processes and procedures for consideration and determination of executive officer and director compensation is outlined under the caption “Board Meetings and Committees of the Board — Executive Compensation Committee” on page 18 of this Proxy Statement. The Executive Compensation Committee does not delegate its decision-making authority relating to executive compensation.

Overall Compensation Objectives

The primary objectives of our executive compensation program are as follows:

1.	To attract and retain high quality management talent;

2.	To encourage the achievement of key financial and strategic goals by forging a strong linkage between company performance and compensation;

3.	To enhance a commonality of interest between management and shareholders; and

4.	To enhance the financial efficiency of the program to us and our shareholders with regard to the accounting treatment, deductibility, and taxation of compensation, taking into consideration the regulations of the Securities and Exchange Commission (“SEC”) and the Internal Revenue Service (“IRS”) and guidance of the Financial Accounting Standards Board (“FASB”).

Each aspect of the overall program is designed to support these objectives to various degrees with the overarching goal of maximizing shareholder value.

As discussed below, the executive compensation program has three components:

1.	Direct compensation elements, consisting of base salary, annual cash incentive awards, and long-term incentive awards;

2.	Executive benefit elements, consisting of executive life insurance and a supplemental executive retirement benefit; and

3.	Nominal perquisites.

Direct Compensation Elements

The direct compensation elements of the executive compensation program consist of base salary, annual cash incentive compensation, and long-term incentive compensation comprised of stock-settled stock appreciation rights (“SSARs”) and performance contingent restricted stock units (“PCSUs”). With the exception of base salary, all elements of executive compensation are variable and are contingent on achieving performance targets based on one or more of the following key company performance indicators: growth in base earnings per share, growth in revenue, improvement in return on net assets employed, or reduction in working capital.

In constructing the direct compensation package for the NEOs and the other executive officers, the Committee adheres to the following principles:

1.	The majority of direct compensation should be at risk in order to align direct compensation paid with overall company results. Therefore, the potential variable pay component is greater than base salary.

2.	For the CEO, equity compensation should be weighted more than total cash compensation to provide stronger alignment with shareholder interests.

3.	Long-term incentives should be weighted more than short-term incentives to reflect the importance of making strategic decisions that focus on long-term results.

The charts below show the use of these three principles in the weightings the Committee has assigned to the 2007 direct compensation components at target. For annual cash incentives, “target” is equal to budget performance. For long-term incentives, “target” is equal to the grant date value of the shares calculated pursuant to Financial Accounting Standard 123R (FAS 123R). Stock-settled stock appreciation rights vest in one year. Performance contingent restricted stock units will vest in three years assuming performance results are achieved as explained in more detail on pages 31-32.

Total Direct Compensation at Target

All Officers Except NEOs	All NEOs Except CEO	CEO

Cash Versus Equity at Target

All Officers Except NEOs	All NEOs Except CEO	CEO

Long-Term Versus Short-Term Incentive at Target

All Officers Except NEOs	All NEOs Except CEO	CEO

Determining Competitive Benchmarks — Total Direct Compensation

Our salary ranges and incentive compensation for all salaried positions, including the CEO, CFO and other executive officers, are based on the combination of (1) a structured job evaluation system to provide for internal pay equity, and (2) a market pricing system that matches individual jobs to independent salary surveys to provide for external competitiveness.

In order to determine competitive compensation levels, we annually participate in three national surveys conducted by the independent consulting firms of the Hay Group (over 600 participants), Hewitt Associates (over 700 participants) and Towers Perrin (over 250 participants). Collectively these surveys have over 1,000 participating companies, although some companies like us participate in more than one survey. These surveys cover a large number of similar corporate officer positions across United States industry. In most cases, we match our corporate officer positions to survey data from companies with sales in the $1 billion to $5 billion range. Likewise, we match division officer positions to similar positions in the survey data for comparable division revenue ranges. From these surveys, we develop executive compensation levels for base salaries, total cash compensation (base salary plus annual target incentive compensation), and total direct compensation (total cash compensation plus long-term incentives). In addition to these broad surveys, periodically the Committee’s consultant prepares customized compensation studies with respect to our NEOs in comparison to the NEOs of the fourteen peer packaging companies which have median sales, assets and market capitalization similar to that of Sonoco.

The fourteen peer packaging companies were:

Aptar Group Incorporated
Avery Dennison Corporation
Ball Corporation
Bemis Company Incorporated
Caraustar Industries
Chesapeake Corporation
Crown Holdings Incorporated
Owens-Illinois Incorporated
Pactiv Corporation
Rock-Tenn Company
Sealed Air Corporation
Silgan Holdings
Smurfit-Stone Container
Temple-Inland Incorporated

The Committee uses information from the broader industry data to set specific compensation levels, but routinely cross checks these levels against the more specific peer company data. In most cases the data from both sources are very comparable.

The Committee sets the market rate or competitive benchmark for base salary for each position at the median (50th percentile) of the survey data. This means that on average half of the surveyed companies are likely to pay a higher base salary than we pay for a similar executive position and half will pay less. The Committee believes that targeting base pay at the median of the market is appropriate because base pay is fixed and does not vary each year based on company performance.

The Committee then sets and maintains individual base salaries at no less than 80% or more than 120% of the market median based on the overall level of each officer’s management expertise, experience, time in position and performance.

For annual cash incentives and total direct compensation (total cash compensation plus long-term incentives), the Committee sets competitive benchmarks between the median and the 75th percentile of the survey data. The committee believes that if the executives meet challenging goals, they should have the opportunity to earn compensation above the market median. Likewise, if the executives do not fully meet goals, they should earn compensation below the market median. For both annual incentives and the PCSU portion of long-term equity incentives, the Committee also sets minimum levels of performance. If these minimums are not achieved, then no compensation is earned for that element. Similarly, the actual value of SSARs varies depending on the increase or decrease in the price of Sonoco stock. If the stock price does not increase above the grant price, the executive realizes no value from the award.

The Committee believes that placing the majority of each executive’s total compensation at risk, with variable levels of payout possible, provides a strong incentive to achieve both short-term and long-term financial goals.

For annual cash incentives, we have established maximum annual incentive compensation levels as a percent of base salary for each executive officer position. Normally, officers will earn 50% of this maximum (which 50% approximates the competitive benchmark described above) at budget for each element in the plan, though the Committee can make adjustments to pay 50% of maximum above or below budget depending on the expected degree of difficulty in achieving budget in any one year.

Our long-term incentive program provides for awards of SSARs and PCSUs. To determine the target number of award shares in either case for each officer, the Committee uses the total direct compensation competitive benchmark (comprised of base salary, annual cash incentives and long-term equity incentives) for each officer position. The base salary competitive benchmark midpoint or actual base salary (whichever is greater) and the target (50% of the maximum incentive) for annual incentive compensation are subtracted from the total direct compensation competitive benchmark to arrive at the competitive benchmark dollars available for the long-term component of the compensation plan. These dollars are then converted to SSARs and PCSUs and each officer receives a mix of 75% PCSUs and 25% SSARs.

Providing this mix of 75% PCSUs and 25% SSARs is in line with the Committee’s philosophy of strongly encouraging long-term stock ownership among the officer group, while still providing some opportunity for the greater leverage inherent in stock-settled stock appreciation rights which are similar to stock options.

The Committee may further adjust the size of the award of PCSUs or SSARs above or below target based on individual officer performance. The actual value of the award for any individual officer is ultimately based on the Company’s achieving long term financial targets or increase in stock price. By adjusting actual award size based on individual performance, the Committee can also reward personal achievements and contributions or address other variations in individual performance.

Each year the Committee establishes the three-year performance targets for each element in the PCSU portion of the long-term incentive plan. These are based on an analysis of our prior performance, the economic environment and business outlook, and our forecasted growth potential. Incentive scales for vesting PCSUs are established for meeting threshold, target, and maximum goals, which in the judgment of the Committee represent achievement of acceptable, superior, and outstanding performance levels, respectively. If we do not achieve at least the “acceptable” performance level, no award is earned at the end of the performance period.

We do not pay any current dividends or credit any dividend equivalents on unvested PCSUs in our long-term incentive plans. Dividend equivalents are accumulated from the time of vesting until the issuance of actual shares for any PCSUs that vest but are deferred until after separation from service by an individual executive officer. All PCSUs fully vest upon a change in control unless the acquirer assumes outstanding grants. In cases where grants are assumed, PCSUs will vest immediately if the change in control is followed by subsequent involuntary termination of the participant’s employment (except for cause) or voluntary termination for good reason (as defined in the plan) within 24 months of the change in control event.

Executive Benefit Elements

We have two benefit programs that apply only to executive officers: an Executive Life Insurance Program and a Supplemental Executive Retirement Plan (“SERP”). The SERP is a part of the Omnibus Benefit Restoration Plan of Sonoco Products Company.

As stated earlier, the Committee has designed the overall compensation program to balance the attraction/retention objective against the performance oriented objectives. The annual incentive and long-term incentive programs are weighted more toward performance objectives, while the Executive Life Insurance Plan and the SERP are weighted more toward the attraction/retention objective.

Executive Life Insurance

Prior to 2005, the Executive Life Insurance Program consisted primarily of split-dollar life insurance. Under tax regulations in effect at the time, the cost to us was modest, consisting primarily of the time value of the money we used to pay the premiums. These types of life insurance programs were designed to allow companies to provide a significant benefit that served to enhance the retention of executives until normal retirement age. However, since 2004 regulatory changes have made this form of executive life insurance no longer viable or cost effective.

In response to these regulatory changes, in 2004, we took actions to convert split-dollar agreements entered into after 1995 for persons who were executive officers at that time into permanent life insurance policies in order to meet our commitments to the executive officers under the old contracts. The amounts of those new replacement life insurance policies (“Replacement Executive Life”) are fixed. Additional amounts of insurance are provided in the form of term life insurance (“Executive Term Life”). At the same time, the life insurance benefit for future executive officers was reduced and currently consists of term life insurance based on each executive officer’s base salary. For executive officers elected for the first time after April 20, 2004, this amount is equal to three times base salary.

The current limit on life insurance for most other active employees is $100,000. The Executive Term Life insurance program allows us to provide new executive officers with a benefit in line with the industry median.

The current CEO and other NEOs have the following amounts of life insurance benefits in effect from prior to April 20, 2004:

CEO — Five times base salary and target annual incentive compensation

Other NEOs — Three times base salary and target annual incentive compensation

The formula above is rounded down to the next $250,000 increment, but any increases in coverage must be equal to or exceed $500,000 before new policies are purchased.

In addition, with respect to the Replacement Executive Life policies, NEOs receive a “tax gross-up” payment in an amount sufficient to equal their tax liability on the insurance premiums attributed to them as income for tax purposes and on the gross-up amount.

Supplemental Executive Retirement Plan

The SERP benefit we provide the NEOs, when combined with other Sonoco retirement benefits and Social Security benefits, is targeted to be equal in value to a Company-paid annuity of 60% of the NEO’s final average cash earnings, assuming age 65 retirement and 15 years of Company service. The calculation formula excludes long-term compensation in any form.

Historically, there have been two purposes for providing a SERP to executive officers:

•	To provide at least the same benefit that the executive would receive under our regular qualified retirement plan formula but for IRS limitations on credited compensation and allowable annual pension under qualified plans.

•	To enhance the attraction of mid-career executives and to retain officers until age 65 by providing a pension calculation formula that is somewhat greater than that used for the regular qualified plan.

Our corporate offices are located in a small town setting which provides challenges in attracting and retaining the type of executives we need to operate a global enterprise of our size and complexity. The SERP is a critical component in meeting these challenges because its accrual provisions allow us to attract experienced mid-career executives (the 15-year accrual period) and retain them for the full term (age 65 for maximum pension benefit).

In short, the SERP is designed to meet our unique attraction and retention needs and is an effective complement to the short-term and long-term incentive plans that are designed to motivate our executives to perform at the highest level.

During 2007, our Compensation Committee approved the changes described below to the SERP for persons promoted to officer after January 1, 2008 (none of the current NEOs participate in this new plan). These changes were made to align the SERP with recent changes in our all-employee retirement program and to more clearly communicate the additional value of the SERP. The changes were as follows:

•	When an executive is promoted to officer, he/she will continue to receive the basic Company retirement benefit provided to all employees (including the “restoration” benefit under the Omnibus Benefit

Restoration Plan that is provided to employees whose wages or benefit accruals exceed the annual qualified retirement plan limits).

•	The officer will receive an additional annual nonqualified plan contribution (equal to 10% of the prior year’s salary and earned bonus) rather than accrue a benefit based on years of service and final average pay. Seventy-five percent (75%) of the annual contribution will be invested in a fixed interest account based on 120% of the IRS applicable long-term rate and 25% will be issued in Sonoco restricted stock units.

•	After retirement, an officer’s defined contribution SERP “account” will be paid over a limited period of time (as elected in advance by the officer, in accordance with Internal Revenue Code (“IRC”) Section 409A as discussed below) rather than over the officer’s (and where applicable, spouse’s) lifetime(s).

Consistent with the retirement benefit approach for new officers described above (i.e., a “restoration” benefit and separately identified SERP benefit), the SERP benefit for current officers (including the five NEOs) has been split into a restoration benefit that all employees (whose wages or benefit accruals exceed the annual qualified retirement plan limits) receive and a true supplemental benefit payable only to officers. This separate supplemental benefit may be taken as a life annuity or as a series of annual installments over a three year period. (Annual installments may be extended over more than three years if needed to eliminate adverse accounting treatment to Sonoco.)

A more detailed description of the SERP benefit, restoration benefit and the qualified pension plan benefits is set forth under the caption “Pension Restoration Benefit and SERP Benefit in the Restoration Plan” on page 55 of this proxy statement.

Executive Perquisites

In furtherance of our pay-for-performance philosophy, executive perquisites are very limited. Executive officers are permitted limited, occasional use of the company aircraft for personal travel or family emergencies. The CEO’s usage of the corporate aircraft is modest and helps minimize time involved in commercial travel that could otherwise be directed to our business. For other officers, use of the aircraft is minimal, is reviewed on a case by case basis, and is permitted only under circumstances where there is direct benefit to us to minimize time spent on personal travel or in the case of family emergencies.

Officers are also provided very limited “tax gross-ups” that are not provided for all employees. These are provided for taxable income imputed to the officers because of the Replacement Executive Life insurance premiums we pay as described above. These gross-up amounts are reflected in the “All Other Compensation” column in the “Summary Compensation Table” on page 46.

Some of the more common perquisites that we do not provide to our executive officers include country club memberships, company cars or drivers, metropolitan city apartments, vacation retreats, executive dining services, or reserved parking. We believe most of these benefits are not closely linked to our overall compensation objectives and would have only marginal impact on either the performance or the attraction/retention objectives of our compensation program.

Other Considerations

Employment Contracts and Potential Payments Upon Termination or Change in Control

We have a long standing practice of not providing employment contracts, severance agreements, change in control agreements, or other such financial security arrangements for our executive officers. Executive officers are covered by the normal severance compensation policy applicable to our salaried U.S. employees.

With some exceptions that do not apply to the NEOs, employees who are involuntarily terminated from the company are eligible for severance payments in the amount of two weeks’ compensation. Qualifying employees with at least three complete years of service who agree to sign and be bound by an agreement releasing us from all liabilities arising from the employment relationship, may receive up to 11 additional weeks’ severance. Compensation for years three through 13 may be paid on the basis of one week’s compensation for each complete year of service. Accordingly, the maximum standard severance payment to which a qualifying employee, including an NEO, could be entitled is 13 weeks’ compensation.

We may, however, from time to time negotiate individual severance compensation arrangements linked to non-compete agreements at the time of separation of an executive as circumstances warrant.

Our long-term equity incentive plans also contain provisions for prorated or accelerated vesting of equity awards in the event of retirement, death, or disability, and in certain cases, change in control. These provisions apply similarly to all plan participants, including those below the executive officer level.

Review of Overall Compensation Components and Aggregate Awards

To evaluate the overall competitiveness of the executive compensation program, each year at its April meeting, the Committee reviews the total compensation package for each executive officer. This includes review of a summary sheet showing a history of base salary adjustments, annual incentive awards and total cash compensation for the last ten years (or term as an executive officer, if less), stock options or stock-settled stock appreciation rights outstanding and the option price, vested and unvested restricted stock units, projected annual pension at age 65, and the amount of executive life insurance coverage.

The Committee also reviews a tally sheet for each executive officer showing each element of the total amount of compensation awarded and realized during the prior year. The Committee uses tally sheets to assess total executive compensation, to determine where total executive compensation falls in relation to peer companies, and to assess how the Company’s overall compensation programs operate. From this assessment, the committee makes changes in overall plans or individual elements if it determines they are appropriate to meet overall compensation objectives. As a result of this review in 2007, along with the consideration of the changes made in our all-employee retirement plan, the Committee approved changes to the Company’s SERP plan as described above.

The Committee does not have a practice of adjusting the size of current and future compensation awards or compensation program components to reflect amounts realized or unrealized by an individual from prior equity grants. In other words, awards are not increased to compensate for prior performance below target, nor are they decreased because of performance above target. Likewise, since earnings on equity compensation are not included in the pension calculation formula, any gains, or lack thereof, from prior awards are not considered in setting or earning retirement benefits.

Tax and Accounting Treatment of Compensation

Deductibility of Compensation

The Committee has taken, and it intends to continue to take, reasonable steps necessary to assure our ability to deduct for federal tax purposes compensation provided to senior executives. However, such steps may not always be practical or consistent with the Committee’s compensation objectives. Given that the earnings limit for deductibility has remained fixed since 1993, and the value of some compensation elements cannot be determined until year-end, there are circumstances in which some executive compensation may not meet tax deductibility requirements. We can deduct all but $317,386 of the compensation shown in the Summary Compensation Table for 2007, excluding the value of equity-based awards which are subject to taxation in a later period.

Nonqualified Deferred Compensation

Certain of our nonqualified compensation and benefits arrangements, incentive programs, and corporate practices (such as severance, relocation, and expense reimbursements) are considered nonqualified deferred compensation and subject to IRC Section 409A. In general, Code Section 409A, restricts the timing and manner of payment (as well as the timing of participant elections) under these types of taxable compensation programs. Though final regulations under Code Section 409A are not fully effective, we have made adjustments to the programs to cause them to be in good faith compliance with the statutory provisions. The changes are not expected to have a financial impact on the Company nor a material impact on the way in which we compensate our NEOs.

Accounting for Stock-Based Compensation

Beginning January 1, 2006, we began accounting for stock-based compensation in accordance with the requirements of FAS 123R, which requires us to expense the estimated value of certain stock-based compensation.

Stock Ownership Guidelines

To emphasize the importance of linking executive and shareholder interests, the Board of Directors has adopted stock ownership guidelines for executive officers. The target level of ownership of common stock (or Common Stock Equivalents) is established as a fixed number of shares. The target level for the CEO is 140,000 shares. The target for Executive and Senior Vice Presidents is 33,000 and 24,000 shares respectively, and the target for other officers is 7,000 shares. Each executive subject to the guidelines is expected to achieve the ownership target within five years from the date on which he or she became subject to the guidelines. Common stock held in the Sonoco Savings Plan, stock equivalents earned through nonqualified deferred compensation programs, time vesting restricted stock units which vests within five years, and any other beneficially owned shares of common stock are included in determining compliance with the guidelines.

Shares that executives have the right to acquire through the exercise of stock options or stock-settled stock appreciation rights are not included in the calculation of stock ownership for guideline purposes. As of February 12, 2008, the CEO, CFO, and all other officers with more than three years in their current position met the above ownership guidelines.

We currently do not have a policy with respect to hedging the economic risks of stock ownership.

Relationship with Executive Compensation Consultant

Mr. Daniel J. Ryterband, of Frederic W. Cook and Company, has been hired by and serves as the Committee’s executive compensation consultant. Neither he nor other members of his firm provide services to us in any area other than executive compensation. The Committee has the sole authority to dismiss the consultant.

Mr. Ryterband is expected to assist the Committee and work on its behalf on matters related to the Committee’s purposes and responsibilities as set forth in the Committee charter summarized under the caption “Corporate Governance — Board Meetings and Committees of the Board — Executive Compensation Committee” on page 18. He advises the Committee as to trends in executive compensation and provides specialized studies or expert advice as requested with respect to executive compensation issues. Mr. Ryterband meets in private session with the Committee at least once per year and attends regular Committee meetings in person or by phone as requested. He also provides advice with respect to Director Compensation.

Management contacts with the consultant are limited primarily to the Senior Vice President of Human Resources and the Corporate Director of Compensation, who utilize the firm’s advice in the areas of compensation plan design and corporate governance issues. The CEO, CFO, and other executive officers may have incidental contact with the consultant.

The Committee believes this arrangement is appropriate and cost effective in meeting its responsibilities to shareholders and the needs of management for expert guidance and advice.

On a routine basis, members of management use consultants from other firms in areas where it is felt their expertise in specific executive compensation matters would be beneficial in developing proposals for the Committee to consider.

Role of Executive Officers in Determining Executive Compensation

Except for the CEO, the role of executive officers in determining executive compensation is primarily advisory in nature, especially with regard to the structure and composition of the compensation program. Each executive officer may make recommendations with regard to the size of awards for persons who report directly to him or her, but the CEO makes the final decision as to what is submitted to the Committee for its consideration.

The CEO attends Committee meetings, but is not present when his own compensation is discussed. He may have incidental contact with the Committee’s compensation consultant. In practice, this means that the CEO may from time to time attend meetings at which the Committee’s consultant is present or at which the consultant makes a presentation, and he may from time to time participate in group conference calls with the

Committee’s consultant. He does not, however, engage in one-on-one communications with the consultant and does not attempt to exercise any influence over the consultant’s recommendations to the Committee. The Committee has sole responsibility for determining the compensation for the CEO and for approving all other executive compensation.

Timing of Equity Grants

For many years it has been our practice to grant stock options, SSARs, PCSUs, or other equity awards on the date of the first regular Board of Directors meeting in the calendar year, which is the first Wednesday in February. We issue a press release announcing earnings information for the prior year that morning and the option or SSAR exercise price is based on the closing price of our stock on that date. The recipients and the corresponding number of shares of equity awards, including stock options or SSARs and PCSUs, are approved by the Committee at its regular meeting on the day prior to the Board of Directors meeting.

We occasionally make special stock option or SSAR awards to new employees. In such case, the exercise price is based on the closing price of our stock on the recipient’s first day of regular employment.

We also occasionally make stock option or SSAR awards or grants of restricted stock units to a corporate officer in recognition of a promotion or a change in position status. The effective date of these awards is the day following approval by the Committee.

Grants of Restricted Stock Units

We have a practice of making a special one-time grant of time vesting restricted stock units to individuals when they are first elected a corporate officer in recognition of this one-time event and the individual’s increased responsibility. The number of shares granted is based on position. The shares are credited with dividend equivalents, which are not paid out until the shares vest. The shares vest in three equal increments on the third, fourth, and fifth anniversary of the grant. The restricted stock units do not have voting rights.

No such grants were made in 2007 as no new officers were named.

Restatement or Adjustment of Performance Measures

The Committee has elected not to adopt a formal policy for adjustment or recovery of bonus awards or payments in the event that the performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. The Committee prefers to retain the flexibility to address each such situation on its merits and determine the proper and appropriate course of action in fairness to shareholders and award recipients.

2007 COMPENSATION ACTIONS BY THE COMMITTEE

The following sections of this report include a discussion of the specific actions the Committee has taken with regard to 2007 compensation awarded to the NEOs and the rationale for those actions. The tables, accompanying narrative and footnotes which follow this report reflect the decisions covered by the discussion below.

Base Salary

Each year at its April meeting, the Committee reviews the base salary of all senior executives, including the CEO, the CFO and the other NEOs. The total amount of merit increases for the executive officer group as a whole takes into account market survey data as to the projected salary movement for executive positions at the surveyed companies during the calendar year, the average wage increase being given to other levels of our employees, and the current economic environment in which we are operating. Individual merit increase awards are based on each executive’s performance in his or her position during the past year, and the relationship of his or her current salary to his or her position’s base salary competitive benchmark midpoint. The Committee used these criteria to determine salary adjustments for the NEOs in 2007.

At its April, 2007 meeting, the Committee awarded Mr. DeLoach a base salary merit increase of 4.5% based on its evaluation of his performance and an upward movement of 3.5% in the competitive benchmark for his position. With this increase, his salary equated to 106% of the 2007 base salary midpoint for his position. The Compensation Committee considered the following specific achievements (primarily from 2006) in determining the amount of increase:

•	Revenue, earnings before interest and taxes and earnings per share were all above budget,

•	A record level of productivity with a 24% increase over 2005,

•	Successful integration of several acquisitions and joint ventures, particularly in Europe,

•	Meeting budgeted expectations for cash flow including a significant reduction in working capital, and

•	Further progress on the company’s succession plan.

The Committee took into consideration all aspects of Mr. DeLoach’s performance and relative relationship to competitive market in granting a merit increase essentially comparable to that of other superior performers within the company.

The four other NEOs received merit increases ranging from 3.5% to 4.5%. NEOs who received merit increase percentages at the lower end of this range met most but not all of their financial or strategic objectives and achieved an overall acceptable performance rating. Those that received increases at the top level of the range exceeded the targets in their financial or strategic objectives and achieved above average performance for the past year. Some additional consideration in determining an individual’s increase was also given to any NEOs base salary that fell below the competitive benchmark assuming at least acceptable performance was achieved. These same criteria are applied across the entire salaried employee population. The average merit increase awarded to all of our United States salaried employees was 3.4% and individual awards in the overall salaried population ranged from 0% to 8.5%.

In addition to the merit increases in base salary, in 2007 the Committee provided a 1.5% base salary increase to each executive officer, including the NEOs, to compensate for elimination of the financial planning tax assistance allowance as discussed below under the caption “Value of Perquisites in 2007” on page 44.

Annual Cash Incentive Awards

In 2002, the Board of Directors adopted, and the shareholders approved, the Performance-Based Annual Incentive Plan for Executive Officers. Under the terms of this plan, an annual maximum of 2.75% of income from operations, as defined in the plan, was established as an incentive pool for the CEO and the other NEOs. The total amount of annual incentive awards paid to these individuals cannot exceed this maximum. For 2007, this maximum incentive pool was $10,153,605, which exceeded the amount of actual incentive awards made by the Committee to these participants.

Set forth below are the performance elements, and their respective weightings as a percentage of annual incentive compensation, the Committee used to arrive at actual 2007 annual incentive awards. The Committee’s philosophy is that annual incentive plan elements should be limited to three or fewer to maximize concentration on those most critical to the success of our business in the forthcoming year. Base earnings per share, revenue growth and working capital management are all considered to be key performance variables essential to maximizing shareholder value.

Incentive Plan Elements	Weight

Base Earnings per Share	60%
Revenue Growth	20%
Working Capital Improvement	20%

Base earnings per share is defined as earnings per share excluding the impact of restructuring charges and certain non-recurring, infrequent or unusual items and are used to place primary focus on year over year operating results. Revenue growth excludes revenue from acquisitions completed during the year.

We believe that in most years, base earnings per share will be the most critical measure in driving share price and, in turn, shareholder value. Consequently, the Committee felt that a 60% weighting on this element was appropriate. Revenue growth was weighted at 20%. This is an important Company objective, but profitable revenue growth is of greater importance, hence the lower weighting than that for base earnings per share. Working capital improvement, which the Committee first included as a performance element in 2006 to encourage the pursuit of the opportunity to increase cash flow through reduction in our working capital requirements, was also weighted at 20%.

2007 Annual Incentive Plan Performance Targets

For 2007, the Committee established the following corporate performance measures for awarding annual incentive compensation. Based on year over year comparisons, the Committee believed these measures provided for reasonable growth and improvement, which, if achieved, would produce performance necessary to deliver consistent results for shareholders.

				Actual 2007
	Threshold	Target	Maximum	Performance

Base Earnings per Share
Amount	$2.13	$2.32	$2.40	$$2.38
Percent of Prior Year	100%	109%	113%	111.7%
Revenue (Excluding Acquisitions made in the year)
Amount (millions)	$3,656.8	$3,784.8	$3,894.5	$3,962.4
Percent of Prior Year	100%	103.5%	106.5%	108.4%
Working Capital — Cash Gap Days
Reduction from Prior Year	0.00	2 days	4 days	4.2 days
Percent of Prior Year	100%	95.7%	91.4%	90.6%

The Committee also established an annual incentive compensation threshold, target and maximum payout expressed as a percentage of base salary for each NEO, as follows:

	Annual Incentive	Annual Incentive	Annual Incentive
	Compensation at	Compensation at	Compensation at	Actual 2007
	Threshold	Target	Maximum	Percentage

H.E. DeLoach, Jr.	40%	100%	200%	185.0%
C.J. Hupfer	30%	75%	150%	138.8%
C.L. Sullivan, Jr.	32%	80%	160%	148.0%
M.J. Sanders	30%	75%	150%	138.8%
J.C. Bowen	30%	75%	150%	138.8%

These weightings are determined as described under the section titled “Determining Competitive Benchmarks — Total Direct Compensation” on page 30.

On February 5, 2008, the Committee reviewed and approved the 2007 annual incentive compensation awards for executive officers based on the predetermined financial measures and the calculations for actual performance against target shown in the tables above. No additional discretionary bonus awards were made to any of the NEOs in 2007.

At the end of 2007, our base earnings per share had increased by 11.7% over 2006 base earnings per share. As a result, all of the NEOs earned between target and maximum annual incentive compensation on the base earnings per share measure.

Growth in corporate revenue for 2007 (excluding acquisitions made in the year) was 8.4%, which exceeded the maximum goal of 6.5%. Therefore, all of the NEOs earned maximum annual incentive compensation earnings on this measure of performance.

The 2007 working capital results exceeded the maximum goal, contributing a significant increase in cash flow from operations and resulting in a maximum payout on this annual incentive compensation measure.

The following table shows the dollar amount of annual incentive compensation awarded to each of the NEOs for 2007 based on our 2007 performance discussed above and the percentage change in annual incentive compensation earnings from the prior year.

	Annual Incentive
	Compensation	Percent Change from
Officer	For 2007	Prior Year

H.E. DeLoach, Jr.	$1,852,962	+7.5%
C.J. Hupfer	573,891	+7.1%
C.L. Sullivan, Jr.	736,701	+6.8%
M.J. Sanders	588,435	+25.8%
J.C. Bowen	542,449	+6.3%

2007 Long-Term Incentive Program

As described above under the caption “Determining Competitive Benchmarks — Total Direct Compensation” on page 30, the 2007 long-term incentive program consists of two elements: SSARs and PCSUs, which are awarded pursuant to the shareholder approved 1991 Key Employee Stock Plan. As explained in that section, the base salary midpoint or actual base salary (whichever is greater) and the target (50% of the maximum incentive) for annual incentive compensation are subtracted from total direct compensation to arrive at the target dollars available for long-term compensation for each executive officer, and that target is converted 25% to SSARs and 75% to PCSUs.

For SSARs and PCSUs, awards were granted above, at or below the competitive benchmark depending on performance. For 2007, the NEOs who received shares above the competitive benchmark exceeded the targets in their financial or strategic objectives for the past year and demonstrated above average performance. Likewise, the NEOs who received shares at or below the competitive benchmark met all or most targets in their financial or strategic objectives and demonstrated acceptable performance for the year.

Stock-Settled Stock Appreciation Rights

On February 6, 2007 (the day prior to the full Board of Directors meeting), the Committee approved SSAR grants to 536 key employees, including the NEOs. The SSARs have a one-year vesting period and the grant price was set at $38.11 per share, the closing market price of our common stock on the date of grant (February 7, 2007). Accordingly, these SSARs will be valuable to the recipients only if the market price of our stock increases. The FAS 123R grant date fair values and the number of SSARs granted to each of the NEOs are included in the “Grants of Plan-Based Awards” table on page 49. Target grants were calculated as described under the caption “Determining Competitive Benchmarks — Total Direct Compensation” on page 30.

Based on individual performance factors, the Committee can adjust the actual number of shares granted under the plan either above or below the previously described competitive benchmark number. In this regard, the Committee increased the award of SSARs to Mr. DeLoach, by 5,000 shares to a total of 85,000 shares to reflect our exceeding budgeted sales and earnings, and a double digit increase in earnings per share, as well as Mr. DeLoach’s strong leadership in defining strategy and achieving significant progress in our overall growth objectives.

The awards to the other NEOs ranged from 5,500 shares above competitive benchmark to 3,000 shares below the competitive benchmark.

Performance-Contingent Restricted Stock Units

On February 6, 2007, the Committee also approved PCSU grants to 215 key employees, including the NEOs. The FAS 123R grant date fair values of PCSUs and the number of shares available at threshold, target, and maximum are shown in the “Grants of Plan-Based Awards” table on page 49. The number of PCSUs granted to each individual was based on their target awards as described under the caption “Determining Competitive Benchmarks — Total Direct Compensation” on page 30, and adjusted upward or downward from target based on the Committee’s judgment of the individual’s performance. The actual PCSU award to Mr. DeLoach was 11,500 shares above his target, and the awards for the other NEOs ranged from 2,000 shares above the competitive benchmark to 3,000 shares below the competitive benchmark.

The number of these PCSUs that will vest after three years is dependent on our achieving the specified performance levels set forth in the table below of cumulative base earnings per share, net of year to year changes in pension expense (“BEPS”), and average return on net assets employed (“RONAE”) for the three-year performance period. The Committee feels that both elements are critical drivers of long-term shareholder returns and has weighted them equally in the plan.

	Threshold Vesting	Target Vesting	Maximum Vesting

Three-Year Compound Growth in BEPS	12.5%	19.1%	33.1%
Average Three-Year RONAE*	10.0% – 11.0%	10.5% – 11.5%	11.0% – 12.0%

*	Actual performance level required within the range depends on capital invested in acquisitions over the three-year period. There are three ranges of acquisition investment for each performance level, which are established in advance and are not subsequently adjusted. The three ranges of new capital invested in acquisitions are (a) less than $500 million, (b) between $500 million and $1 billion and (c) more than $1 billion. The highest range of acquisition investment corresponds to the lowest range of RONAE above and vice-versa.

To encourage continued employment, the plan provides that if less than 50% of a participant’s PCSUs vest at the end of the three-year performance period, the remainder of that 50% of PCSUs will time vest in equal amounts in the fourth and fifth years of the plan, subject to the participant’s continued employment for that period. Except for death, disability, or retirement other than for cause, termination of a participant’s employment prior to vesting will result in forfeiture of any unvested award. Officers who do not meet our stock ownership guidelines for their positions may not dispose of any shares that vest under this plan until such guidelines are met and maintained.

The plan does not permit the use of discretion if performance targets are not met. Performance goals will not be adjusted for sales, divestitures, or acquisitions of businesses.

Earned PCSU Awards in 2007

On February 1, 2005, the Committee granted PCSUs to 28 executives, including the NEOs. The vesting of these shares was dependent on achieving pre-determined levels of cumulative BEPS and average RONAE for the three-year performance period from January 1, 2005 through December 31, 2007.

Target performance over the three-year period was set at $5.64 cumulative BEPS as previously described, which equated to a compound annual growth rate of 6% per year, and from 9.0% to 10.0% average RONAE, depending on money spent on acquisitions. The two elements were weighted at 67% and 33%, respectively. Actual performance was $6.24 cumulative BEPS which resulted in 150% of the target cumulative BEPS shares vesting, and 9.68% average RONAE which resulted in 68% of the target RONAE shares vesting. As a result, the overall vesting was 122.7% of the target shares. The value of the shares vesting under this plan for the NEOs is shown in the “Option Exercises and Stock Vested” table on page 52.

As provided for under the plan, corporate officers including the NEOs, must defer receipt of all vested shares that are not deductible under Section 162(m). Whether required or not, all of the NEOs except Mr. Sullivan have elected to defer receipt of these shares until at least six months after separation from service with the Company.

Value of Perquisites in 2007

To further reduce executive perquisites, the Committee decided to eliminate the financial planning tax assistance allowance which allowed reimbursement for each officer the greater of 2% of base salary or $5,000 which was subsequently grossed up for taxes. The Committee eliminated this benefit and provided a 1.5% base pay increase for each officer effective on April 1, 2007.

Six executive officers used our aircraft for personal travel in 2007. This use is valued at the “aggregate incremental cost” to us, and was $32,585 in 2007 for the officer group as a whole. Included in this amount was Mr. DeLoach’s personal use of the aircraft which was valued at $26,453.

COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” included in this Proxy Statement with management. Based on that review and discussion, the Executive Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in our Annual Report on Form 10-K for the year ended December 31, 2007, and in this Proxy Statement.

J.H. Mullin, III (Chair)  C.J. Bradshaw  C.C. Fort
J.M. Micali  M.D. Oken

SUMMARY COMPENSATION TABLE

									Change
									in Pension
									Value and
									Nonqualified
								Non-Equity	Deferred
						Stock	Option	Incentive Plan	Compensation	All Other
Name and						Awards	Awards	Compensation	Earnings	Compensation
Principal Position	Year		Salary ($)		Bonus ($)	(1) ($)	(2) ($)	(3) ($)	(4) ($)	(5) ($)	Total ($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)

Harris E. DeLoach, Jr.	2007		$1,001,601		$-0-	$2,117,432	$546,550	$1,852,962	$1,353,562	$402,087	$7,274,194
Chairman, President and	2006		949,669		-0-	2,166,454	468,800	1,705,890	2,745,769	397,028	8,433,610
Chief Executive Officer
Charles J. Hupfer	2007		413,615	(6)	-0-	519,648	160,750	573,891	390,134	89,626	2,147,664
Senior Vice President and	2006		392,871		-0-	558,388	146,500	529,276	875,339	89,601	2,591,975
Chief Financial Officer
Charles L. Sullivan, Jr.	2007		497,771	(7)	-0-	564,361	192,900	736,701	1,379,309	186,809	3,557,851
Executive Vice President	2006		474,331		-0-	592,358	175,800	681,614	1,306,604	190,117	3,420,824
M. Jack Sanders	2007		424,097		-0-	360,852	188,699	588,435	438,339	72,900	2,073,322
Executive Vice President	2006	(8)
Jim C. Bowen	2007		390,954		-0-	322,235	96,450	542,449	83,985	113,442	1,549,515
Senior Vice President	2006		374,094		-0-	369,086	111,340	503,979	455,780	115,071	1,929,350

(1)	Awards were made in the form of PCSUs. The vesting of awards is tied to growth in base earnings per share (cumulative BEPS) and improved capital effectiveness (average RONAE) over a three-year period as described in the Compensation Discussion and Analysis (“CD&A”) which begins on page 27. The amounts shown are the aggregate charges in 2007 for awards made in 2005, 2006, and 2007 under FAS 123R accounting rules. The value of each individual award is based on the fair market value, which is the target number of PCSUs times the stock’s closing price on the date of grant. Assumptions made in valuation of these awards are set forth in Note 10 to our financial statements for the year ended December 31, 2007, which are included in our 2007 Annual Report to Shareholders. These values will not be realized at the end of the performance period unless long-term performance goals are met. The awards do not accumulate dividend equivalents until after vesting and are not subject to accelerated vesting, except upon a change in control in some cases.

(2)	Awards were made in the form of SSARs and were granted on February 7, 2007. All 2007 SSARs have a grant price of $38.11 per share, the closing market price of our common stock on the date of grant. They become exercisable one year from the date of grant and have a term of seven years.

The grant date present values were estimated using a binomial option-pricing model in accordance with the rules and regulations of the SEC and are not intended to forecast appreciation of our stock price. The 2007 SSARs had an estimated grant date present value of $6.43. The assumptions used in the binomial model are discussed in Note 10 to our financial statements for the year ended December 31, 2007, which are included in our 2007 Annual Report to Shareholders. The SSARs are not transferable, except by will, inheritance, qualified domestic relations order or gift to or for the benefit of family, and will not confer an actual dollar benefit on the holder unless they are exercised at a time when the market value of the stock exceeds the exercise price of the SSARs. The amount of any such benefit which may be obtained by exercise of the SSARs is not in any way predicted or controlled by the estimate presented.

These awards are subject to accelerated vesting at retirement. Since all of the NEOs except Mr. Sanders are retirement eligible the full value of their 2007 awards is shown in accordance with FAS 123R accounting rules. The amount shown for Mr. Sanders is the charge made in 2007 for his award under FAS 123R.

(3)	These amounts are awards pursuant to our annual incentive plan as discussed on page 41 of the CD&A. The amounts shown were paid to the NEOs in February 2008. None of the NEOs elected to defer any of the amounts in this column.

(4)	For each NEO, except for Mr. DeLoach, the amounts shown in this column are the aggregate change in the actuarial present value of accumulated benefits under our pension plans shown in the Pension Benefit Table on page 53, from the pension plan measurement date used for our audited financial statements for the year ended December 31, 2006 to the measurement date used for the audited financial statements for the year ended December 31, 2007. In addition, for Mr. DeLoach, $66,901 of this amount represents the above market portion of interest credits on previously earned compensation for which payment has been deferred on a basis that is not tax-qualified. These amounts are determined using interest rate and mortality rate assumptions consistent with those used in our financial statements.

(5)	All other compensation for 2007 consisted of the following components for each NEO:

			Company
			Contributions and
			Accruals to Defined
		Executive Life	Contribution
Name	Perquisites(a)	Insurance(b)	Retirement Plans(c)	Tax Gross-Ups(d)

H.E. DeLoach, Jr.	$26,453	$167,983	$108,301	$99,350
C.J. Hupfer		38,318	37,717	13,591
C.L. Sullivan, Jr.		82,311	47,175	57,323
M.J. Sanders		21,184	35,439	16,277
J.C. Bowen		44,370	35,799	33,273

(a)	Mr. DeLoach’s perquisites consisted of $26,453 for personal use of corporate aircraft, computed at the aggregate incremental cost to the Company. The aggregate incremental cost to us for corporate aircraft usage was $1,838 per hour in 2007, based on the cost of fuel, maintenance, parts, hourly rental rate for engines under maintenance service plan, and landing and crew expenses.

None of the other NEOs received perquisites in excess of $10,000.

(b)	Includes our contributions under the Executive Life Insurance program (including the Executive Term Life policies and the Replacement Executive Life policies as previously discussed) and the economic value of frozen split-dollar life insurance arrangements entered into before 1996.

(c)	Comprised of contributions to the Sonoco Savings Plan and accruals to individual accounts in the Omnibus Benefit Restoration Plan in order to keep employees whole with respect to our contributions that were limited by tax law.

(d)	Reimbursement during 2007 for the payment of taxes on Company-provided Replacement Executive Life premiums.

(6)	Mr. Hupfer elected to defer $24,817 of this amount into a market rate interest account under the Deferred Compensation Plan for Corporate Officers in compliance with IRS regulation 409A. The value of this account will not be payable until at least six months after his separation from service from the Company. The Deferred Compensation Plan for Corporate Officers is described under the caption “Description of Nonqualified Deferred Compensation Plans” on page 57.

(7)	Mr. Sullivan elected to defer $49,777 of this amount into a Sonoco stock equivalent account under the Deferred Compensation Plan for Corporate Officers in compliance with IRS regulation 409A. The number of stock equivalent shares credited to his account was based on the closing price of Sonoco stock on the dates of the deferrals. These deferred stock units will accumulate dividend reinvestments at the same rate paid on all shares of our common stock. The units will not be payable until at least six months after his separation from service from the Company. Payments will be made in shares of stock. These deferrals were made on a monthly basis and are included in the Grants of Plan-Based Awards Table on page 49. The Deferred Compensation Plan for Corporate Officers is described under the caption “Description of Nonqualified Deferred Compensation Plans” on page 57.

(8)	Mr. Sanders was not a NEO in 2006.

2007 GRANTS OF PLAN-BASED AWARDS

									All Other			Grant
									Stock	All Other		Date
									Awards:	Option	Exercise	Fair
			Estimated Possible Payouts			Estimated Future Payouts			Number of	Awards:	or Base	Value of
			Under Non-Equity Incentive			Under Equity Incentive			Shares of	Number of	Price of	Stock and
		Committee	Plan Awards(1)			Plan Awards(2)			Stock or	Securities	Option	Option
	Grant	Action	Threshold	Target	Maximum	Threshold	Target	Maximum	Units(3)	Underlying Options	Awards	Awards
Name	Date	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)(4)	($/Share)	($)(5)
(a)	(b1)	(b2)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

H.E. DeLoach, Jr.	02-07-07	02-06-07				30,000	60,000	90,000				$2,286,600
H.E. DeLoach, Jr.	NA	02-06-07	$400,640	$1,041,665	$2,003,202
H.E. DeLoach, Jr.	02-07-07									85,000	$38.11	546,550
C.J. Hupfer	02-07-07	02-06-07				7,000	14,000	21,000				533,540
C.J. Hupfer	NA	02-06-07	124,085	322,620	620,423
C.J. Hupfer	02-07-07									25,000	38.11	160,750
C.L. Sullivan, Jr.	NA	02-06-07	159,287	414,145	796,434
C.L. Sullivan, Jr.	01-31-07								104.1			4,008	(6)
C.L. Sullivan, Jr.	02-28-07								108.3			4,008	(6)
C.L. Sullivan, Jr.	03-31-07								106.7			4,008	(6)
C.L. Sullivan, Jr.	04-30-07								95.4			4,068	(6)
C.L. Sullivan, Jr.	05-31-07								94.0			4,068	(6)
C.L. Sullivan, Jr.	06-30-07								98.8			4,231	(6)
C.L. Sullivan, Jr.	07-31-07								115.4			4,231	(6)
C.L. Sullivan, Jr.	08-31-07								117.5			4,231	(6)
C.L. Sullivan, Jr.	09-30-07								140.2			4,231	(6)
C.L. Sullivan, Jr.	10-31-07								136.8			4,231	(6)
C.L. Sullivan, Jr.	11-30-07								139.3			4,231	(6)
C.L. Sullivan, Jr.	12-21-07								129.5			4,231	(6)
C.L. Sullivan, Jr.	02-07-07	02-06-07				7,750	15,500	23,250				590,705
C.L. Sullivan, Jr.	02-07-07									30,000	38.11	192,900
M.J. Sanders	02-07-07	02-06-07				6,250	12,500	18,750				476,375
M.J. Sanders	NA	02-06-07	123,616	330,796	618,078
M.J. Sanders	02-07-07									22,500	38.11	144,675
J.C. Bowen	02-07-07	02-06-07				3,750	7,500	11,250				285,825
J.C. Bowen	NA	02-06-07	117,286	304,944	586,431
J.C. Bowen	02-07-07									15,000	38.11	96,450

(1)	The amounts in columns (c), (d) and (e) represent the threshold, target and maximum awards established for the 2007 Annual Cash Incentive Awards, as discussed on page 41 of the Compensation Discussion and Analysis. As shown in this section and reflected in column (g) of the Summary Compensation Table, these awards were earned at 177.9% of target.

(2)	PCSUs awarded under the Company’s 1991 Key Employee Stock Plan. Information about the performance-based conditions and vesting of these awards is provided on page 43 of the Compensation Discussion and Analysis section.

(3)	Salary deferrals under the Deferred Compensation Plan for Corporate Officers of Sonoco Products Company. As explained in footnote 7 to the Summary Compensation Table, Mr. Sullivan elected to defer a portion of his base salary into a Sonoco stock equivalent account. The stock units shown by his name in this column summarize this deferral on a monthly basis. These units accumulate dividends, which are reflected in the amounts shown.

(4)	SSARs awarded under the Company’s 1991 Key Employee Stock Plan. These awards have a one-year vesting period. Information about determining the number of award shares is provided on page 42 of the Compensation Discussion and Analysis.

(5)	Grant date fair value calculated in accordance with FAS 123R. The value for PCSUs is based on the number of target shares times the stock closing price on the date of the grant ($38.11). The value of the option awards (SSARs) is based on a binomial model calculation of $6.43 per share on the date of grant.

(6)	These amounts are equal to the dollar amount of compensation deferred by Mr. Sullivan for the awards in column (i) of this table. These amounts are included in columns (c) and (j) of the Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

								Stock Awards
													Equity Incentive
											Equity		Plan Awards:
	Option or SSAR Awards										Incentive		Market or
					Equity						Plan Awards:		Payout
					Incentive						Number of		Value of
	Number of		Number of		Plan Awards:					Market	Unearned		Unearned
	Securities		Securities		Number of			Number of		Value of	Shares,		Shares,
	Underlying		Underlying		Securities			Shares or		Shares or	Units, or		Units, or
	Unexercised		Unexercised		Underlying			Units of		Units of	Other		Other
	Options		Options		Unexercised	Option	Option	Stock That		Stock That	Rights That		Rights That
	(#)		(#)		Unearned	Exercise	Expiration	Have Not		Have Not	Have Not		Have Not
Name	Exercisable		Unexercisable		Options	Price	Date	Vested		Vested(16)	Vested		Vested (16)
(a)	(b)		(c)		(#)(d)	($)(e)	(f)	(#)(g)		($)(h)	(#)(i)		($)(j)

H.E. DeLoach, Jr.			85,000	(1)		$38.1100	02/07/2014
	80,000	(2)				33.3700	02/01/2013
											27,500	(14)	$898,700
	80,000	(3)				27.3100	02/02/2015
											30,000	(15)	980,400
	73,000	(4)				23.8600	02/04/2014
								54,173	(13)	$1,770,374
	75,000	(5)				21.1500	02/05/2013
	175,000	(6)				25.1300	02/06/2012
	175,000	(7)				23.8000	02/07/2011
	50,000	(8)				28.0625	02/03/2009
	10,000	(9)				28.0000	07/21/2009
C.J. Hupfer			25,000	(1)		38.1100	02/07/2014
	25,000	(2)				33.3700	02/01/2013
											7,000	(14)	228,760
	25,000	(3)				27.3100	02/02/2015
											7,000	(15)	228,760
	24,000	(4)				23.8600	02/04/2014
	40,000	(5)				21.1500	02/05/2013
	25,000	(11)				28.9300	04/17/2012
	12,000	(6)				25.1300	02/06/2012
	15,000	(7)				23.8000	02/07/2011
	10,000	(8)				28.0625	02/03/2009
	11,000	(10)				33.6932	02/04/2008
C.L. Sullivan, Jr.			30,000	(1)		38.1100	02/07/2014
	30,000	(2)				33.3700	02/01/2013
											7,500	(14)	245,100
	30,000	(3)				27.3100	02/02/2015

								Stock Awards
												Equity Incentive
										Equity		Plan Awards:
	Option or SSAR Awards									Incentive		Market or
					Equity					Plan Awards:		Payout
					Incentive					Number of		Value of
	Number of		Number of		Plan Awards:				Market	Unearned		Unearned
	Securities		Securities		Number of			Number of	Value of	Shares,		Shares,
	Underlying		Underlying		Securities			Shares or	Shares or	Units, or		Units, or
	Unexercised		Unexercised		Underlying			Units of	Units of	Other		Other
	Options		Options		Unexercised	Option	Option	Stock That	Stock That	Rights That		Rights That
	(#)		(#)		Une arned	Exercise	Expiration	Have Not	Have Not	Have Not		Have Not
Name	Exercisable		Unexercisable		Options	Price	Date	Vested	Vested(16)	Vested		Vested (16)
(a)	(b)		(c)		(#)(d)	($)(e)	(f)	(#)(g)	($)(h)	(#)(i)		($)(j)

										7,750	(15)	253,270
	25,000	(4)				23.8600	02/04/2014
	45,000	(5)				21.1500	02/05/2013
	40,000	(6)				25.1300	02/06/2012
	40,000	(7)				23.8000	02/07/2011
M.J. Sanders			22,500	(1)		38.1100	02/07/2014
										5,000	(14)	163,400
	10,000	(12)				35.4200	10/16/2013
										6,250	(15)	204,250
	20,000	(2)				33.3700	02/01/2013
	7,000	(5)				21.1500	02/05/2013
	18,000	(6)				25.1300	02/06/2012
J.C. Bowen			15,000	(1)		38.1100	02/07/2014
	19,000	(2)				33.3700	02/01/2013
										4,750	(14)	155,230
	19,000	(3)				27.3100	02/02/2015
										3,750	(15)	122,550
	15,000	(4)				23.8600	02/04/2014
	40,000	(5)				21.1500	02/05/2013
	16,000	(8)				28.0625	02/03/2009
	17,600	(10)				33.6932	02/04/2008

(1)	These shares vested on 02/07/2008

(2)	These shares vested on 02/01/2007

(3)	These shares vested on 02/02/2005

(4)	These shares vested on 02/04/2005

(5)	These shares vested on 02/05/2004

(6)	These shares vested on 02/06/2003

(7)	These shares vested on 02/07/2002

(8)	These shares vested on 02/03/2000

(9)	These shares vested on 07/21/2000

(10)	These shares vested on 02/04/1999

(11)	These shares vested on 04/17/2003

(12)	These shares vested on 10/16/2007

(13)	These Restricted Stock Units were awarded to Mr. DeLoach upon his election as Chairman of the Board of Directors. They will vest on April 10, 2010 if he is actively employed by the Company on that date. Dividend equivalents are being added to these units, and are included in the number shown.

(14)	These figures represent the number of threshold shares of PCSUs that will vest on December 31, 2008 if performance criteria are met. The actual number of shares that vest can vary from 0% to 300% of those threshold shares. If less than the number of threshold shares vest on December 31, 2008, half of the remainder of the threshold shares will time vest on December 31, 2009, and the remaining half will time vest on December 31, 2010 if plan participants are still employed by us.

(15)	These figures represent the number of threshold shares of PCSUs that will vest on December 31, 2009 if performance criteria are met. The actual number of shares that vest can vary from 0% to 300% of those threshold shares. If less than the number of threshold shares vest on December 31, 2009, half of the remainder of the threshold shares will time vest on December 31, 2010, and the remaining half will time vest on December 31, 2011 if plan participants are still employed by us.

(16)	Values of PCSUs shown in column (i) based on the December 31, 2007 closing price of $32.68.

2007 OPTION EXERCISES AND STOCK VESTED

The following table provides information about options exercised by our NEOs in 2007 and about PCSUs that vested in 2007.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized on
	Exercise	on Exercise	Vesting (2)	Vesting (3)
Name	(#)	($)(1)	(#)	($)
(a)	(b)	(c)	(d)	(e)

H.E. DeLoach, Jr.	155,000	$2,724,275	67,485	$2,205,410
C.J. Hupfer	-0-	-0-	17,178	561,377
C.L. Sullivan, Jr.	-0-	-0-	18,405	601,475
M.J. Sanders	31,500	463,845	6,135	200,492
J.C. Bowen	75,000	1,021,357	11,657	380,951

(1)	The difference between the market price of the common stock at exercise and the exercise price.

(2)	PCSUs. Each of the NEOs listed, except Mr. Sullivan, has elected to defer receipt of all of these shares until at least six months following separation of service from the Company, and has elected a payout option of one, two or three annual installments. After vesting, the deferred shares begin to accumulate dividend equivalents.

(3)	Based on the stock price of $32.68 on December 31, 2007, the date of vesting.

PENSION BENEFITS

			Present Value of
		Number of Years	Accumulated		Payments During
		Credited Service	Benefit(1)		Last Fiscal Year
Name	Plan Name	(#)	($)		($)
(a)	(b)	(c)	(d)		(e)

H.E. DeLoach, Jr.	Sonoco Pension Plan	21.0000	$621,021		$0
	Omnibus Benefit Restoration Plan
	Pension Restoration Benefit	21.0000	6,622,156		0
	SERP Benefit	22.0000	9,084,651		0

	Total		16,327,828

C.J. Hupfer	Sonoco Pension Plan	31.0000	775,719		0
	Omnibus Benefit Restoration Plan
	Pension Restoration Benefit	31.0000	2,323,908		0
	SERP Benefit	32.0833	1,594,679		0

	Total		4,694,306

C.L. Sullivan, Jr.	Sonoco Pension Plan	6.0000	177,404		0
	Omnibus Benefit Restoration Plan
	Pension Restoration Benefit	6.0000	699,356		0
	SERP Benefit	7.3333	3,452,977		0

	Total		4,329,737	(2)

M.J. Sanders	Sonoco Pension Plan	19.0000	315,394		0
	Omnibus Benefit Restoration Plan
	Pension Restoration Benefit	19.0000	594,140		0
	SERP Benefit	20.0000	937,967		0

	Total		1,847,501

J.C. Bowen	Sonoco Pension Plan	32.0000	594,699		0
	Omnibus Benefit Restoration Plan
	Pension Restoration Benefit	32.0000	1,750,481		0
	SERP Benefit	35.5833	713,510		0

	Total		3,058,690

(1)	Present value calculations are based on a discount rate of 6.40% for the Sonoco Pension Plan and 6.27% for the SERP as of December 31, 2007 and RP2000 Combined Healthy postretirement mortality tables.

(2)	Mr. Sullivan’s SERP benefit includes $1,213,535 in present value as of December 31, 2007 for the earned but not yet vested portion of an additional three years of service he will be credited if he continues to work until age 65.

The NEOs participate in two Sonoco-sponsored defined benefit pension plans: the Sonoco Pension Plan, a tax-qualified plan, and the Omnibus Benefit Restoration Plan of Sonoco Products Company (the “Restoration Plan”), a nonqualified supplemental retirement plan which has two separate defined benefit components: (i) the

Pension Restoration Benefit, which compensates our executive officers, as well as other employees, for any benefits lost under the Pension Plan because of pay and benefit limitations set by the Code, and, (ii) the Supplemental Executive Retirement Plan Benefit (the “SERP”), which provides an additional benefit to our executive officers. Further information about these plans is provided below. We adopted the SERP in 1979 and amended and restated the SERP in 1994 to include the Pension Restoration Benefit. We believe the Pension Restoration Benefit and SERP help us to retain executives until age 65 and to attract and retain mid-career executives. Except for a special agreement with Mr. Sullivan, as discussed below under the caption “Pension Restoration Benefit and SERP Benefit in the Restoration Plan,” we do not have a policy regarding extra years of credited service under the plans.

We calculate the present values shown in the table using: (i) the same discount rates we use for FAS 87 calculations for financial reporting purposes (6.40% for the Sonoco Pension Plan and 6.27% for the SERP); and (ii) each plan’s earliest unreduced retirement age (age 65 for both the Sonoco Pension Plan and the SERP as discussed below). The present values shown in the table reflect postretirement mortality, based on the FAS 87 assumption (the RP2000 Combined Healthy table), but do not include an assumption of pre-retirement termination, mortality, or disability.

The elements of compensation considered in determining the pensions payable to the named officers are the compensation shown in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table on page 46.

Sonoco Pension Plan

The Sonoco Pension Plan covers the majority of employees in the United States, and certain U.S. expatriate employees. Effective December 31, 2003, the Company froze participation for newly hired salaried and non-union hourly U.S. employees in this plan. The Sonoco Pension Plan provides participants with a life annuity annual benefit at normal retirement equal to the sum of A plus B minus C plus D below.

A.	$42 multiplied by years of benefit service (up to 30); plus

B.	1.67% of five-year final average earnings multiplied by years of benefit service (up to 30); minus

C.	1.67% of the Social Security Primary Insurance Amount multiplied by years of benefit service (up to 30); plus

D.	0.25% of five-year final average earnings multiplied by years of benefit service in excess of 30 years.

Final average earnings are the average of the five highest calendar years (which do not have to be consecutive) of compensation. For this purpose, the NEOs’ earnings reflect salary and annual incentives that are paid in the same year subject to the annual limit imposed by the IRC ($225,000 in 2007).

Benefit service begins at the date of commencement of participation, which is January 1 or July 1 coincident with or following one year of service.

Participants become fully vested in their retirement benefit upon the earlier of completion of five years of service or attainment of age 55. The benefit is payable on an unreduced basis at age 65. Employees may choose to commence their benefits as early as age 55, with subsidized early retirement reductions of 3.6% per year from age 65.

If the participant is disabled prior to retirement, the participant’s benefit is determined as if he or she terminated employment on the date of disability. Upon death prior to retirement, if the participant is fully vested and survived by his or her spouse, the spouse will receive a preretirement survivor annuity. The preretirement survivor annuity is equal to 50% of the accrued benefit in the Pension Plan, adjusted for the 50% joint and survivor form of payment and reduced for early commencement, and is payable at the later of the participant’s death or the participant’s earliest retirement age.

The Sonoco Pension Plan offers several optional forms of payment, including joint and survivor annuities and level income annuities. The benefit paid under any of these options is actuarially equivalent to the life annuity benefit produced by the formula described above.

Pension Restoration Benefit and SERP Benefit in the Restoration Plan

The Pension Restoration Benefit under the Restoration Plan is provided to Sonoco employees (including executive officers) for any benefits lost under the Sonoco Pension Plan because of pay and benefit limitations set by the IRC. Generally, the terms and conditions of the Pension Restoration Benefit (subject to the requirements of IRC Section 409A) are consistent with the provisions, terms and conditions of the Sonoco Pension Plan, which are discussed above under the caption “Sonoco Pension Plan.”

The SERP Benefit under the Restoration Plan is provided only to designated officers. With 15 years of service and retirement at age 65, it provides an annual payment equal to 60% replacement of final average earnings offset by the Sonoco Pension Plan benefit, the Pension Restoration Benefit and full Social Security benefits. Participants become fully vested in their SERP Benefit upon the completion of five years service in the SERP and attainment of age 55.

The annual SERP Benefit payable to a participant who separates from service and retires at age 65 is calculated by multiplying 4.0% of three-year final average earnings, with the product further multiplied by years of benefit service to a maximum of 15 years. If a participant retires prior to age 65, the retirement benefit is reduced by a fraction, the numerator of which is the participant’s total benefit service to the participant’s date of separation and the denominator of which is the participant’s benefit service projected to age 65. The retirement benefit is further offset by the participant’s Sonoco Pension Plan benefit, the Pension Restoration Benefit and full Social Security benefits. If a participant retires prior to age 62, the benefit is further reduced by subsidized early retirement reductions of 3% per year from age 62. (In this case, however, the Social Security benefit offset would not begin until the participant attains age 62).

Mr. DeLoach, Mr. Hupfer, Mr. Sullivan and Mr. Bowen are currently eligible for early retirement. Mr. Sanders will be eligible for early retirement upon attainment of age 55.

Final average earnings for the SERP Benefit are the average of the three highest calendar years (which do not have to be consecutive) of compensation in the last seven years before retirement. For this purpose, the NEOs’ earnings include salary and the annual incentive earned with respect to each such calendar year.

Benefit service under the SERP begins at the date of hire. However, to encourage his continued service to the Company, Mr. Sullivan will be credited with an additional three years of benefit service in addition to his actual years of service, if he is actively employed with the Company at age 65.

The SERP Benefit is payable as a 75% Joint and Survivor annuity for a participant who has been married for at least one year, and a 10-year certain and life annuity for all other participants.

Officers (including the five NEOs) appointed before January 1, 2008 may elect to receive the actuarially equivalent value of the SERP Benefit as a series of annual installments over a three-year period in lieu of monthly Joint and Survivor annuity or the 10-year certain and life annuity.

An officer is eligible for disability benefits under the Restoration Plan only if, at the time of disability, the officer has at least five years of service as an officer or has reached age 55.

If the officer is disabled before eligibility for early retirement, the annual Restoration Plan disability benefit is 60% of base salary, offset by benefits from the Sonoco Long Term Disability (LTD) Plan and combined family Social Security benefits, until the officer is eligible for early retirement benefits. If the early retirement SERP benefit, when added to the officer’s combined family Social Security benefits, Pension Restoration Benefit and Sonoco Pension Plan benefits, is less than 60% of base salary, the difference will be payable from the Sonoco LTD Plan. When the officer attains age 65, any benefit from the LTD Plan ends, but the SERP Benefit, the Pension Restoration Benefit and the benefits from the Sonoco Pension Plan would continue.

If the officer is disabled and is also eligible for early retirement, the annual Restoration Plan disability benefit payable is equal to the early retirement SERP benefit, the combined family Social Security benefits, the Pension Restoration Benefit, and Sonoco Pension Plan benefit. If the early retirement SERP benefit, when added to the officer’s combined family Social Security benefits and Sonoco Pension Plan benefit, is less than 60% of base salary, the difference will be payable from the LTD Plan. When the officer attains age 65, any benefit from the LTD Plan ends, but the SERP Benefit, the Pension Restoration Benefit and benefits from the Sonoco Pension Plan would continue.

NONQUALIFIED DEFERRED COMPENSATION

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions in	Earnings in	Withdrawals/	Balance at
	in 2007(1)(2)	2007	2007(2)(3)	Distributions	End of 2007(2)(4)
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

H.E. DeLoach, Jr.	$2,205,410	-0-	$(1,204,034)	-0-	$15,272,582
C.J. Hupfer	586,194	-0-	(138,848)	-0-	1,648,463
C.L. Sullivan, Jr.	651,253	-0-	(181,323)	-0-	1,985,421
M.J. Sanders	200,492	-0-	(55,141)	-0-	616,080
J.C. Bowen	380,951	-0-	(99,361)	-0-	1,471,672

(1)	Includes aggregate of deferred cash and equity compensation. The value of equity deferral is based on the number of deferred share units multiplied by the closing price of Sonoco stock on the date of deferral (vesting date), which in all cases was $32.68 per share on December 31, 2007.

(2)	The following table shows contributions and earnings that are reported in the Summary Compensation Table on page 46 or were reported in the Summary Compensation Table in previous years.

			Amounts in column
	Amount in column		(f) previously
	(b) reported as	Amounts in column	reported as
	compensation in the	(d) reported in the	compensation in the	Amounts in column (f)
	Summary	Summary	Summary	payable in
	Compensation Table,	Compensation Table,	Compensation Table	company stock
Name	columns (c) and(j)	columns (h) and(j)	for previous years	rather than cash

H.E. DeLoach, Jr.	-0-	$66,901	$7,811,929	$13,190,609
C.J. Hupfer	$24,817	-0-	834,789	1,621,801
C.L. Sullivan, Jr.	49,777	-0-	1,050,147	1,985,421
M.J. Sanders	-0-	-0-	-0-	616,080
J.C. Bowen	-0-	-0-	600,149	1,471,672

(3)	Amounts shown reflect accrued interest on deferred compensation in interest bearing accounts and earnings growth, including dividend credits for deferred compensation in stock equivalent accounts. Any deferred compensation in stock equivalent accounts are based on the December 31, 2007 closing stock price of $32.68.

(4)	These amounts are comprised of previously earned compensation for which payment has been deferred, and the subsequent investment earnings on the deferred amount. We have made no contributions to these aggregate balances.

Description of Nonqualified Deferred Compensation Plans

From 1983 through 1989 executive officers and directors were eligible to participate in a salary/bonus deferral plan under which they could elect to defer a specific dollar amount of salary and/or bonus, which was to be paid out as a fixed monthly annuity for 180 months beginning in the January after the person’s reaching age 65. Mr. DeLoach is the only officer currently with the Company who made contributions to this plan. Under terms of the plan his monthly payout is fixed at $32,318.

In 1991, the Company implemented a new Deferred Compensation Plan for Corporate Officers. Each participant is eligible to make an irrevocable deferral election on an annual basis. The minimum deferral is $5,000 and the maximum annual deferral is 50% of compensation (salary and/or bonus) earned during the year for which the deferral election is made. Deferrals are made monthly from salary and annually from bonus payments. The participants may elect to invest the deferred compensation in the Interest Account or the Stock Equivalent Account. Deferrals initially made into one account may not be subsequently changed to the other account. The Interest Account accumulates interest each year at a rate equal to the Merrill Lynch ten-year high quality bond index listed on the preceding December 15. Deferrals into the Stock Equivalent Account are converted into phantom stock equivalents as if Sonoco shares were actually purchased. Dividend credits are also credited to the Stock Equivalent Account as if shares were actually purchased. Payments from these plans are made annually after separation from service. For amounts deferred prior to January 1, 2006, participants could select payment schedules for periods of one to 15 years. For deferrals after January 1, 2006, the payment period was changed to one, three or five years. Under IRC Section 409A, amounts that were deferred after December 31, 2004 are subject to a minimum six month delay after separation from service with the Company. This plan is being administered in accordance with the provisions of IRC Section 409A. Only Mr. Hupfer and Mr. Sullivan elected to participate in this plan in 2007. The amount of their deferral is shown in footnote 2 above for column (b) in the table.

Executive officers who participate in the PCSU portion of the Company’s long-term incentive plan as described on page 43 of the Compensation Discussion and Analysis or who receive a special grant of restricted stock units as described on page 38 of the Compensation Discussion and Analysis may make an irrevocable election to defer receipt of any shares that vest until after their separation from service with the Company. Deferral elections made during or after 2003 must be for at least six months after separation from service with the Company. Additionally, receipt of any such units that vest and are not deductible under IRC 162m must be deferred until at least six months following separation of service. At the time of deferral, officers must elect a payment schedule of one, two, or three annual installments. Time vesting restricted stock units accrue dividend equivalents from the date of grant. PCSUs accrue dividend equivalents only after vesting. There are no provisions for accelerated payouts of deferrals in the event of a change in control. All of the NEOs, except Mr. Sullivan, elected to defer receipt of their PCSUs which vested on December 31, 2007 and are shown in the 2007 Option Exercises and Stock Vested table on page 52. These amounts are included in column (b) of the Nonqualified Deferred Compensation table above.

The amounts shown in column (f) above would have been payable according to each NEO’s elected schedule which can range from one to 15 annual installments subject to the provisions of IRC 409A as described above, had separation from service occurred on December 31, 2007.

POTENTIAL BENEFITS PAYABLE IMMEDIATELY UPON CERTAIN SEPARATION EVENTS

The table below and the notes that follow set forth estimates of the amounts that would have been payable to each of the NEOs had the specified events occurred on December 31, 2007.

	Death
	Eligible Benefits
	Payable from		Death	All Other Termination Events
	Executive Life		Pension Restoration	Pension Restoration
	Insurance Plan		and SERP	And SERP
	(Lump Sum)		Benefits (Annual)	Benefits (Annual)
Name	(a) ($)	Plan Name	(b) ($)	(c) ($)

H.E. DeLoach, Jr.	$10,000,000	Pension Restoration Benefit	$307,021	$681,134
		SERP	793,444	870,878

		Total	1,100,465	1,552,012

C.J. Hupfer	2,000,000	Pension Restoration Benefit	112,727	248,051
		SERP	214,532	219,054

		Total	327,259	467,105

C.L. Sullivan, Jr.	2,500,000	Pension Restoration Benefit	31,713	70,977
		SERP	403,929	203,941

		Total	435,642	274,918

M.J. Sanders	2,500,000	Pension Restoration Benefit	32,646	70,838
		SERP	180,786	146,542

		Total	213,432	217,380

J.C. Bowen	2,000,000	Pension Restoration Benefit	92,904	199,923
		SERP	206,951	138,001

		Total	299,855	337,924

(a)	Eligible Death Benefits shown are as of February 5, 2008 and are comprised of certain split-dollar life insurance arrangements entered into prior to 1996, executive benefit life insurance policies that replaced split-dollar life insurance arrangements entered into after 1995 and term life insurance policies — all as described on page 32 of the Compensation Discussion and Analysis. These benefits are fully insured and payable upon death by the insurance carrier(s).

(b)	The SERP Benefits (payable as a 75% surviving spouse benefit) and the Pension Restoration Benefits (payable as a 50% surviving spouse benefit) that are due upon the death of a participant (the pre-retirement death benefits) are payable for the lifetime of the NEO’s spouse. As discussed above under the caption “Pension Restoration Benefit and SERP Benefit in the Restoration Plan,” the SERP Benefit has been offset by the 50% surviving spouse benefit from the Sonoco Pension Plan and estimated Social Security survivor benefits, as applicable. Benefits in this column for Mr. Sanders have been calculated based on an assumed commencement date of June 1, 2008 (his earliest commencement date under the Restoration Plan).

(c)	All Other Termination Events (excluding events covered in columns (a) and (b)) provide an annual SERP Benefit and a Pension Restoration Benefit (if applicable) payable to the NEOs for their lifetimes, in addition to benefits payable from the Sonoco Pension Plan and Social Security (if applicable). The SERP Benefit and the Pension Restoration Benefit do not include an offset for Social Security for Mr. Hupfer, Mr. Sanders or Mr. Bowen, as they are not yet eligible for Social Security benefits. A 75% post-retirement survivor benefit is payable to the surviving spouse of those participants who were married for at least one year on the date of their retirement. Participants who are not eligible for the 75% post-retirement survivor benefit at retirement receive benefits under a 10-year certain and life annuity arrangement. Benefits in this column for Mr. Sanders have been calculated based on an assumed commencement date of June 1, 2008 (his earliest commencement date under the Restoration Plan).

The amounts that would have been paid to each NEO with respect to deferred compensation had death, disability, retirement or any other termination of employment occurred on December 31, 2007 are set forth in column (f) of the Nonqualified Deferred Compensation table, and the method of determining the benefits payable and payment arrangements are described in the narrative following that table.

DIRECTOR COMPENSATION

Employee directors do not receive any additional compensation for serving on the Board of Directors. Compensation for non-employee directors is summarized below.

For the first quarter of 2007, non-employee directors received a $25,000 quarterly retainer and a fee of $1,500 for each Board of Directors or committee meeting attended. Committee chairs received an additional $1,000 per committee meeting, and the Audit Committee chair also received a committee chair retainer of $1,250 per quarter. A minimum of 50% of the $25,000 quarterly retainer was required to be deferred into Sonoco stock equivalent units, which accrue dividend equivalents and are distributed in stock or cash upon termination of Board service. Directors could also elect to defer a portion or all of the remaining retainer and meeting fees. They could choose to have these additional deferrals earn interest credits at a specified market rate (the Merrill Lynch Ten-Year High Quality Bond Index which was 5.75% for 2007) or be treated as if invested in equivalent units of Sonoco common stock (which are credited with reinvested dividend equivalents). Such elections were made in the prior calendar year.

Based on comparisons of our Company to national surveys of director compensation and an independent study of peer packaging companies, the Board of Directors approved the following changes effective April 1, 2007. The non-employee directors’ quarterly retainer was increased to $28,750, of which a minimum of $14,375 must be deferred into Sonoco stock equivalent units which accrue dividend equivalents and are distributed upon termination of Board service.

Committee chairs received a quarterly Committee chair retainer instead of the additional $1,000 per committee meeting fee. The Audit Committee chair received a committee chair retainer of $3,750 per quarter. The Executive Compensation Committee chair received a committee chair retainer of $3,125 per quarter. The Financial Policy, Corporate Governance and Nominating, and Employee/Public Responsibility Committee chairs each received a committee chair retainer of $2,500 quarterly.

Beginning in 2008, the amount of the quarterly retainer remains the same at $28,750, but a minimum of $16,250 must be deferred into Sonoco stock equivalent units, which accrue dividend equivalents and are distributed upon termination of Board service. All other fees and chair retainers remain the same for 2008. Board members still receive a fee of $1,500 for each Board of Directors or Committee meeting attended.

No director had a compensation arrangement that differed from the program described above.

The following table sets forth information regarding the compensation earned by each non-employee director who served on our Board of Directors in 2007.

DIRECTOR COMPENSATION TABLE

					Changes in
					Pension Value
					and
	Fees				Nonqualified
	Earned or			Non-Equity	Compensation
	Paid in		Option	Incentive Plan	Earnings
	Cash ($)	Stock	Awards ($)	Compensation	$	All Other		Total
Name	(1)	Awards ($)	(2)	($)	(3)	Compensation ($)		($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)

C.J. Bradshaw	$142,750				$29,905			$172,655
R.J. Brown (Retired)	29,500					10,000	(4)	39,500
F.L.H. Coker (Retired)	91,500				7,243	10,000	(4)	108,743
J.L. Coker	130,750							130,750
P.L. Davies	139,750							139,750
C.C. Fort	146,750							146,750
B.L.M. Kasriel (Resigned)	35,000							35,000
E.H. Lawton, III	132,250							132,250
J.E. Linville	145,750							145,750
J.M. Micali	157,250							157,250
J.H. Mullin, III	158,125							158,125
M.D. Oken	154,000							154,000
P.R. Rollier	96,750							96,750
T.E. Whiddon	144,500							144,500

(1)	A portion of the fees shown in the “Fees Earned or Paid in Cash” column has been deferred into full value stock units of the Company. The number of stock units received is calculated by dividing the amount of deferred fees by the closing stock price on the date the fees would otherwise become payable, which is the first day of each calendar quarter. Sonoco stock equivalent units acquired from the deferrals accumulate dividend equivalents until disbursement.

Payouts of the deferred Sonoco stock equivalent units will commence in the January following termination of Board service, and may be made either in shares of Sonoco common stock or cash. Directors may elect to have these deferred payments made in one, three, or five annual installments.

The table below shows the amount of 2007 fees deferred by each director and the payout schedule elected.

	Fees Deferred Into
	Sonoco Stock		Payout Schedule
Director	Equivalent Units		Election in Years

C.J. Bradshaw	$55,625		5
R.J. Brown (Retired)	12,500		3
F.L.H. Coker (Retired)	41,250		1
J.L. Coker	55,625		1
P.L. Davies	55,625		3
C.C. Fort	55,625		3
B.L.M. Kasriel (Resigned)	12,500		1
E.H. Lawton, III	55,625		1
J.E. Linville	55,625		5
J.M. Micali	105,625		1
J.H. Mullin, III	55,625		3
M.D. Oken	55,625		1
P.R. Rollier	-0-	(5)	N/A
T.E. Whiddon	55,625		3

(2)	No stock options or SSARs were awarded to directors in 2007.

(3)	Above market portion of interest credits on previously earned compensation for which payment was deferred on a basis that is not tax-qualified.

(4)	Contributions to a charity made on behalf of Mr. R. J. Brown and F. L. H. Coker upon their retirement from the Board. Neither Mr. Brown nor Mr. Coker received any economic benefit from the contribution. While we do not have a formal program to provide this type of benefit, it is a practice that we have followed at each director’s retirement for a number of years.

(5)	Mr. Rollier joined the Board on July 18, 2007. Under IRC 409A, a deferral election must be made prior to the year compensation is earned.

NON-EMPLOYEE DIRECTORS OUTSTANDING EQUITY AWARDS
OR FEES DEFERRED INTO SONOCO STOCK EQUIVALENT UNITS
AT FISCAL YEAR END (12/31/2007)

	Fees Deferred Into		Stock Options
	Sonoco Stock Equivalent Units		Number
Name	Number	Value(1)	Of Shares(2)

C.J. Bradshaw	8,348.7	$272,836	27,200
R.J. Brown (Retired)	9,809.7	320,581	-0-
F.L.H. Coker (Retired)	2,705.2	88,406	-0-
J.L. Coker	3,182.0	103,988	22,200
P.L. Davies	3,182.0	103,988	7,000
C.C. Fort	3,182.0	103,988	18,500
B.L.M. Kasriel (Resigned)	8,003.4	261,551	-0-
E.H. Lawton, III	3,182.0	103,988	36,839
J.E. Linville	3,182.0	103,988	6,000
J.M. Micali	4,570.7	149,370	11,000
J.H. Mullin, III	6,557.8	214,309	15,000
M.D. Oken	3,128.4	102,236	-0-
T.E. Whiddon	3,182.0	103,988	20,000

(1)	Based on the December 31, 2007 closing price of $32.68 per share.

(2)	Since 2005, directors have no longer been granted stock options or allowed to defer retainer or meeting fees into stock options.

APPROVAL OF THE 2008 LONG-TERM INCENTIVE PLAN

On February 6, 2008, the Board of Directors adopted the 2008 Long-Term Incentive Plan (the “Plan”) for a term of ten years, subject to the approval of the stockholders at this Annual Meeting. The following summary of the principal features of the Plan is qualified in its entirety by reference to the full text of the Plan which is appended to this Proxy Statement as Exhibit 1.

Summary of the Plan

Purpose of the Plan.  The purpose of the Plan is to assist us and our subsidiaries in attracting and retaining selected individuals who, serving as our employees, directors, consultants and/or advisors, are expected to contribute to our success and to achieve long-term objectives which will benefit our stockholders through the additional incentives inherent in the awards under the Plan.

Shares Available.  The maximum number of shares of Common Stock that may be issued under the Plan (subject to the adjustment provisions described under “Adjustments upon Changes in Capitalization” below) is 8,500,000 shares of Common Stock, less one (1) share of Common Stock for every one (1) share of Common Stock that was subject to a stock option or stock appreciation right (“SAR”) granted after December 31, 2007 under our 1991 Key Employee Stock Option Plan and our 1996 Non-Employee Directors Stock Plan (collectively, the “Prior Plans”) and two and one-half (2.5) shares of Common Stock for every one (1) share of Common Stock that was subject to an award other than an option or SAR granted after December 31, 2007 under the Prior Plans. Any shares of Common Stock that are subject to options or SARs granted under the Plan shall be counted against this limit as one (1) share of Common Stock for every one (1) share of Common Stock granted. Any shares of Common Stock that are subject to awards other than options or SARs granted under the Plan shall be counted against this limit as two and one-half (2.5) shares of Common Stock for every one (1) share of Common Stock granted. After the Effective Date, no awards may be granted under the Prior Plans.

If any share of common stock subject to an award under the Plan or, after December 31, 2007 any shares of Common Stock subject to an award under the Prior Plans, are forfeited, expire or are settled for cash, the shares subject to the award may be used again for awards under the Plan to the extent of the forfeiture, expiration or cancellation. The shares of Common Stock will be added back as one (1) share if the shares were subject to options or SARs granted under the Plan or under the Prior Plans and (ii) as two and one-half (2.5) shares if the shares were subject to awards other than options or SARs granted under the Plan or under the Prior Plans. The following shares of Common Stock will not be added to the shares authorized for grant as described above: (i) shares tendered by the participant or withheld by us in payment of the purchase price of an option, (ii) shares tendered by the participant or withheld by us to satisfy tax withholding with respect to an award, and (iii) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise. Shares of Common Stock under awards made in substitution or exchange for awards granted by a company acquired by us or a subsidiary, or with which we or any subsidiary combine(s), do not reduce the maximum number of shares that may be issued under the Plan. In addition, if a company acquired by us or a subsidiary, or with which we or any subsidiary combine(s), has shares remaining available under a plan approved by its stockholders, the available shares (adjusted to reflect the exchange or valuation ratio in the acquisition or combination) may be used for awards under the Plan and will not reduce the maximum number of shares that may be issued under the Plan; provided, however that awards using such available shares shall not be made after the date awards or grants could have been made under the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not our employees or directors prior to the acquisition or combination.

The maximum number of shares of Common Stock that may be issued under the Plan pursuant to the exercise of incentive stock options is 8,500,000 shares.

Eligibility.  Options, SARs, restricted stock awards, restricted stock unit awards and performance awards may be granted under the Plan. Options may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonstatutory stock options. Awards may be granted under the Plan to any employee, non-employee member of the Board of Directors, consultant or advisor who is a natural person and provides services to us or a subsidiary, except for incentive stock options which may be granted only to our employees.

Awards to be Granted to Certain Individuals and Groups.  As of February 6, 2008, approximately 859 employees and non-employee directors had been designated as eligible to participate in the Plan. The Executive Compensation Committee of the Board of Directors (the “Committee”), in its discretion, selects the persons to whom awards may be granted, determines the type of awards, determines the times at which awards will be made, determines the number of shares subject to each such award (or the dollar value of certain performance awards), and determines the other terms and conditions relating to the awards. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular person in the future.

Limits on Awards to Participants.  The Plan provides that no participant may be awarded in any 36-month period options or SARs to purchase more than 2,000,000 shares of Common Stock, or earn restricted stock awards, restricted stock unit awards, performance awards or other share based awards that are intended to be “performance-based compensation” under Section 162(m) of the Code with respect to more than 500,000 shares. Shares subject to a cancelled award continue to count against the applicable limit. The maximum dollar value that may be granted to any participant in any 12-month period with respect to performance-based awards that are intended to be “performance-based compensation” under Section 162(m) of the Code is $5,000,000. The dollar value of a cancelled award will continue to count against the $5,000,000 limit.

Administration.  The Plan will be administered by the Committee (or a subcommittee) which shall consist of at least two members of the Board of Directors, each of whom must qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, an “outside director” under Section 162(m) of the Code and an “independent director” under the rules of the New York Stock Exchange. The Committee has the authority to determine the terms and conditions of awards, and to interpret and administer the Plan. The Committee may delegate to a committee of one or more directors the right to make awards and to cancel or suspend awards and otherwise take action on its behalf under the Plan, and, to the extent permitted by law, the Committee may delegate to an executive officer or a committee of executive officers the right to make awards to employees who are not directors or executive officers.

Stock Options.  The Committee may grant either non-qualified stock options or incentive stock options (which qualify for specified tax status under Section 422 of the Code). A stock option entitles the recipient to purchase a specified number of shares of common stock at a fixed price subject to terms and conditions set by the Committee. The purchase price of shares covered by a stock option cannot be less than 100% of the fair market value of the Common Stock on the date the option is granted. Fair market value of the Common Stock is generally equal to the closing price for the Common Stock on the New York Stock Exchange on the date the option is granted (or if there was no closing price on that date, on the last preceding date on which a closing price was reported). As of February 6, 2008, the closing price of our common stock as reported on the New York Stock Exchange was $29.30 per share.

The Plan permits payment of the purchase price of stock options to be made by cash or cash equivalents, shares of Common Stock previously acquired by the participant, any other form of consideration approved by the Committee and permitted by applicable law (including withholding of shares of Common Stock that would otherwise be issued on exercise), or any combination thereof. Options granted under the Plan expire no later than 10 years from the date of grant, except in the event of the participant’s death or disability.

Stock Appreciation Rights.  The Committee is authorized to grant SARs in conjunction with a stock option or other award granted under the Plan, and to grant SARs separately. The grant price of a SAR may not be less than 100% of the fair market value of a share of Common Stock on the date the SAR is granted. The term of a SAR may be no more than 10 years from the date of grant, except in the event of death or disability.

Upon exercise of an SAR, the participant will have the right to receive the excess of the fair market value of the shares covered by the SAR on the date of exercise over the grant price. Payment may be made in cash, shares of our Common Stock or other property, or any combination thereof, as the Committee may determine. Shares issued upon the exercise of SARs are valued at their fair market value as of the date of exercise.

Restricted Stock Awards.  Restricted stock awards may be issued either alone or in addition to other awards granted under the Plan, and are also available as a form of payment of performance awards and other earned cash-based incentive compensation. The Committee determines the terms and conditions of restricted stock awards, including the number of shares of Common Stock granted, and any conditions for vesting that must be satisfied, which typically will be based principally or solely on continued provision of services, but may include a performance-based component. Awards of restricted stock that vest solely on continued employment generally will have a minimum vesting period of three years (which may be pro rata), except in the case of death, disability, retirement, a change in control, or special circumstances determined by the Committee, such as achievement of performance objectives. Grants to new hires to replace forfeited awards from a prior employer, and grants in payment of performance awards or other earned cash-based incentive compensation will have a minimum vesting period of one year. The minimum vesting period requirements do not apply to restricted stock awards or restricted stock unit awards to directors or consultants or advisors. Unless otherwise provided in the award agreement, the holder of restricted stock awards will have the rights of a shareholder from the date of grant of the award, including the right to vote the shares and the right to receive distributions on the shares. Except as otherwise provided in the award agreement, any shares or other property (other than cash) distributed with respect to the award will be subject to the same restrictions as the award.

Restricted Stock Unit Awards.  Awards of restricted stock units having a value equal to an identical number of shares of Common Stock may be granted either alone or in addition to other awards granted under the Plan, and are also available as a form of payment of performance awards granted under the Plan and other earned cash-based incentive compensation. The Committee determines the terms and conditions of restricted stock units, subject to the same vesting limitations discussed above for restricted stock awards. The holder of a restricted stock unit award will not have voting rights with respect to the award. Except as otherwise provided in the award agreement, any shares or other property (other than cash) distributed with respect to the award will be subject to the same restrictions as the award.

Performance Awards.  Performance awards provide participants with the opportunity to receive shares of Common Stock, cash or other property based on performance and other vesting conditions. Performance awards may be granted from time to time as determined at the discretion of the Committee. Subject to the share limit and maximum dollar value set forth above, the Committee has the discretion to determine (i) the number of shares of common stock under, or the dollar value of, a performance award and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance goals. The minimum performance period under a performance award is 12 months and the maximum performance period is five years.

Other Share-Based Awards.  The Plan also provides for the award of shares of Common Stock and other awards that are valued by reference to Common Stock or other property (“Other Share-Based Awards”). Such awards may be granted above or in addition to other awards under the Plan. Other Share-Based Awards may be paid in cash, shares of Common Stock or other property, or a combination thereof, as determined by the Committee. The Committee determines the terms and conditions of Other Share-Based Awards, subject to the same vesting limitations discussed above for restricted stock awards.

Performance Criteria.  At the Compensation Committee’s discretion, performance goals for restricted stock awards, restricted stock units, performance awards or other share-based awards may be based on the attainment of specified levels of one or more of the criteria set forth in the Plan. The performance goals also may be based solely by reference to our performance or the performance of one or more of our subsidiaries, divisions, business segments or business units, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude under the terms of the performance awards the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within the reasonable control of our management, or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

Adjustments.  The Committee may make downward, but not upward, adjustments with respect to any amount payable pursuant to any restricted stock award, restricted stock unit award, performance award or other share-based payment award that is subject to performance criteria. The Committee may not waive achievement of performance goals, except in the case of death, disability or as otherwise determined by the Committee in special circumstances.

Dividends; Dividend Equivalents.  Awards other than options and SARs may, if determined by the Committee, provide that the participant will be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock, or other property dividends declared with respect to shares of Common Stock covered by an award. The Committee may provide that such amounts will be deemed to have been reinvested in additional shares of Common Stock or otherwise, and that they are subject to the same vesting or performance conditions as the underlying award.

No Repricing.  The Plan prohibits option and SAR repricings (other than to reflect stock splits, spin-offs or other corporate events described under “Adjustments upon Changes in Capitalization” below) unless stockholder approval is obtained. For purposes of the Plan, a “repricing” means a reduction in the exercise price of an option or the grant price of a SAR, the cancellation of an option or SAR in exchange for cash or another award (except for awards granted in assumption of or in substitution for awards previously granted by a company acquired by us or with which we combine) under the Plan if the exercise price of the option is greater than the fair market value of the Common Stock, or any other action with respect to an option or SAR that may be treated as a repricing under New York Stock Exchange rules.

Nontransferability of Awards.  No award under the Plan, and no shares subject to awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, is transferable other than by will or the laws of descent and distribution, and an award may be exercised during the participant’s lifetime only by the participant or the participant’s estate, guardian or legal representative, except that the Committee may provide in an award agreement that a participant may transfer an award to certain family members, family trusts, or other family-owned entities, or for charitable donations under such terms and conditions determined by the Committee.

Adjustments upon Changes in Capitalization.  In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in our corporate structure affecting our Common Stock or the value thereof, appropriate adjustments to the Plan and awards will be made as the Committee determines to be equitable and appropriate, including adjustments in the number and class of shares of stock subject to the Plan, the number, class and option or exercise price of shares subject to awards outstanding under the Plan, and the limits on the number of awards that any person may receive.

Termination of Employment.  The Committee will determine and set forth in the award agreement whether any awards will continue to be exercisable, and the terms of such exercise, on and after the date the participant ceases to be employed by, or to otherwise provide services to, us, whether by reason of death, disability, voluntary or involuntary termination of employment or service, or otherwise.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax considerations of awards under the Plan. However, it does not purport to be complete and does not describe the state, local or foreign tax considerations or the consequences for any particular individual

Stock Options.  A participant does not realize ordinary income on the grant of a stock option. Upon exercise of a non-qualified stock option, the participant will realize ordinary income equal to the excess of the fair market value of the shares over the option exercise price. The cost basis of the shares of Common Stock acquired for capital gain treatment is their fair market value at the time of exercise. Upon exercise of an incentive stock option, the excess of the fair market value of the shares acquired over the option exercise price will be an item of tax preference to the participant, which may be subject to an alternative minimum tax for the year of exercise. If no disposition of the shares is made within two years from the date of granting of the incentive stock option or within one year after the transfer of the shares to the participant, the participant does not realize taxable income as a result of exercising the incentive stock option; the tax basis of the shares received for capital gain treatment is the option exercise price; any gain or loss realized on the sale of the shares is long-term capital gain or loss. If the participant disposes of the shares within the two-year or one-year periods referred to above, the participant will realize ordinary income at that time in an amount equal to the excess of the fair market value of the shares at the time of exercise (or the proceeds of disposition, if less) over the option exercise price. For capital gain treatment on such a disposition, the tax basis of the shares will be their fair market value at the time of exercise.

Stock Appreciation Rights.  No ordinary income will be realized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will realize ordinary income in an amount equal to the sum of the amount of any cash received and the fair market value of the shares of Common Stock or other property received upon the exercise.

Restricted Stock, Performance and Restricted Stock Unit Awards.  The participant will not realize ordinary income on the grant of a restricted stock award (or a performance award if the shares of Common Stock are issued on grant), but will realize ordinary income when the shares subject to the award become vested in an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the shares are granted an amount equal to the excess of (i) the fair market value of the shares on the date of issuance, over (ii) the purchase price, if any, paid for the shares. If the Section 83(b) election is made, the participant will not realize any additional taxable income when the shares become vested.

The participant will not realize ordinary income on the grant of a restricted stock unit award, (or a performance award under which shares of Common Stock are not issued on grant), but will realize ordinary income when the shares subject to the award are issued to the participant after they become vested. The amount of ordinary income will be equal to the excess of (i) the fair market value of the shares on the date they are issued over (ii) the purchase price, if any, paid for the award.

Upon disposition of shares of Common Stock acquired under a restricted stock award, performance award or restricted stock unit award, the participant will realize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the shares plus any amount realized as ordinary income upon grant (or vesting) of the shares.

Company Tax Deduction.  We generally will be entitled to a tax deduction in connection with an award under the Plan, subject to the provisions of Section 162(m) of the Code, in an amount equal to the ordinary income realized by a participant and at the time the participant realizes such income (for example, on the exercise of a nonqualified stock option). Section 162(m) of the Code may limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the next three most highly compensated executive officers other than the Chief Financial Officer. Under Section 162(m), the annual compensation paid to any of these executives will be deductible to the extent that it does not exceed $1,000,000 or if the compensation is “performance-based compensation” under Section 162(m) of the Code. Compensation attributable to stock options and SARs under the Plan should qualify as performance-based compensation if the awards are made by the Committee and the exercise or grant price of the award is no less than the fair market value of the Common Stock on the date of grant. Compensation attributable to restricted stock awards, restricted stock unit awards and performance awards should qualify as performance-based compensation if (i) the compensation is approved by the Committee, (ii) the compensation is paid only upon the achievement of an objective performance goal established in writing by the Committee while the outcome is substantially uncertain, and (iii) the Committee certifies in writing prior to the payment of the compensation that the performance goal has been satisfied.

Amendment and Termination.  The Plan may be amended or terminated by the Board of Directors except that stockholder approval is required for any amendment to the Plan which increases the number of shares of Common Stock available for awards under the Plan, expands the types of awards available under the Plan, materially expands the class of persons eligible to participate in the Plan, permits the grant of options or stock appreciation rights with an exercise or grant price of less than 100% of fair market value on the date of grant, amends the provisions of the plan prohibiting reductions in the exercise price of SARs or options after the date of grant and prohibiting canceling any option or SAR in exchange for cash or another award, increases the maximum term of options and SARs, increases the limits on shares subject to awards or the dollar value payable with respect to performance awards, or takes any action with respect to an option or SAR that may be treated as a repricing under New York Stock Exchange rules. No amendment or termination may materially impair a participant’s rights under an award previously granted under the Plan without the written consent of the participant.

The Plan will expire on the 10th anniversary of its effective date, except with respect to awards then outstanding, and no further awards may be granted thereafter.

Approval

In order to be approved, the Plan requires the affirmative vote of a majority of the total votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% of all shares entitled to vote on the proposal.

The Board of Directors recommends that you vote FOR ratification of the 2008 Long-Term Incentive Plan.

Equity Compensation Plan Information

The following table sets forth aggregated information about the Company’s compensation plans (1991 Key Employee Stock Plan and the 1996 Non-Employee Directors’ Stock Plan) under which equity securities of the Company are authorized for issuance as of December 31, 2007:

Number of
securities
remaining available
	Number of		for future issuance
	securities to be		under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in
	and rights	and rights	column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	7,250,458	$27.50	3,339,361
Equity compensation plans not approved by security holders	—	—	—
Total	7,250,458	$27.50	3,339,361

The weighted-average exercise price of $27.50 relates to stock options, stock appreciation right awards, and deferred compensation stock units, which account for 5,863,020 of the 7,250,458 securities issuable upon exercise. The remaining relate to performance contingent restricted stock units and restricted stock unit awards that have no exercise price requirement.

As of December 31, 2007, there were 5,760,460 stock options outstanding with a weighted-average exercise price of $27.42 and a weighted-average term of 4.3 years and 1,301,365 full value shares outstanding under Sonoco’s equity compensation plans. As of December 31, 2007, there were 3,339,361 shares remaining to be awarded under Sonoco’s equity compensation plans.

The number of securities remaining available for future issuance in column (c) above will no longer be available for future grants if the 2008 Long-Term Incentive Plan is approved by the shareholders.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has reviewed and discussed with management and our independent auditors, PricewaterhouseCoopers LLP (“PWC”), our audited financial statements for the year ended December 31, 2007. The Audit Committee has discussed with PWC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and Public Company Accounting Oversight Board Auditing Standard No. 5, (“An Audit of Internal Control Over Financial Reporting That is Integrated with an Audit of Financial Statements”). The Committee has received the written disclosures and the letter from PWC required by Independence Standards Board Standard No. 1, (“Independence Discussions with Audit Committees”), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with PWC such firm’s independence. The Committee has also reviewed the services provided by PWC discussed below, and has considered whether provision of such services is compatible with maintaining auditor independence.

Based on the review and discussions referenced above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

M.D. Oken (Chair), P.L. Davies, C.C. Fort,
J.E. Linville, J.M. Micali, P.R. Rollier

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PWC served as our principal independent registered public accounting firm for 2007, and the Audit Committee has tentatively selected PWC to serve as our principal independent registered public accounting firm for 2008, pending agreement over the terms of their engagement.

Representatives of PWC will be present and available to answer appropriate questions at the Annual Meeting and may make a statement if they wish.

Fees Relating to Services Provided by PWC for 2007

The following table sets forth a summary of PWC’s fees for professional services rendered in connection with the consolidated financial statements and reports for the years ended December 31, 2007 and 2006 and for other services rendered during 2007 and 2006 on our behalf.

Fee Category ($ in thousands)	2007	% of Total	2006	% of Total

Audit Fees	$2,927	71.0%	$3,410	74.9%
Audit-related Fees	36	.9	131	2.9
Tax Fees	1,131	27.4	995	21.8
All Other Fees	30	.7	19	.4

Total Fees	$4,124	100.0%	$4,555	100.0%

Audit Fees:  Audit fees include fees for professional services rendered for the audit of our consolidated financial statements, the review of the interim condensed consolidated financial statements included in quarterly reports and for the services that are normally provided by PWC in connection with statutory and regulatory filings or engagements. (Note that approximately 60% and 50% of the audit fees in 2007 and 2006, respectively, relate to audits outside of the United States with statutory audits performed in 20 countries in 2007 and 2006.) Audit fees also include services provided to us in connection with our compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Approximately $665,000 and $986,000 of the fiscal 2007 and 2006 audit fees relate to Section 404 work.

Audit-related Fees:  Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under “Audit Fees.” These services include employee benefit plan audits, due-diligence and accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees:  Tax fees include fees for tax compliance/preparation and other tax services. Tax compliance/preparation includes fees for professional services related to federal, state and international tax compliance, assistance with tax audits and appeals, expatriate tax services and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. Other tax services include fees for ongoing assistance with tax consulting and planning.

All Other Fees:  All other fees include fees for all other services other than those reported above, primarily seminars and software provided on a subscription basis.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permitted non-audit services (including the fees and terms of such services) provided by the independent auditors, subject to limited exceptions for non-audit services described in Section 10A of the Securities Exchange Act of 1934, which are approved by the Audit Committee prior to completion of the audit. The Committee Chair is empowered to pre-approve PWC services between meetings, provided all such services are brought to the Committee at its next regularly scheduled meeting. General pre-approval of certain audit, audit-related and tax services is granted by the Committee at the first quarter Committee meeting. The Committee subsequently reviews fees paid. Specific pre-approval is required for all other services. These projects are reviewed quarterly, and the status of all such services is reviewed with the Committee. During 2007, all audit and permitted non-audit services were pre-approved by the Committee.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has tentatively selected PricewaterhouseCoopers LLP to serve as our principal independent registered public accounting firm to examine our financial statements for the year ending December 31, 2008, pending agreement over the terms of their engagement. You will be asked to ratify this selection at the Annual Meeting. PWC, or its predecessors, has audited our books and records for many years.

The Board of Directors recommends that you vote FOR the ratification of the selection of PWC as our independent registered public accounting firm for the current year (assuming the Audit Committee and PWC reach an agreement over the terms of their engagement).

INCORPORATION BY REFERENCE

Neither the Compensation Committee Report nor the Audit Committee Report shall be deemed filed with the Securities and Exchange Commission or incorporated by reference into any prior or future filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

References to our Web site address throughout this Proxy Statement are for information purposes only or to satisfy requirements of the New York Stock Exchange or the Securities and Exchange Commission and are not intended to incorporate our Web site by reference into this Proxy Statement.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

If you want to present a shareholder proposal to be voted on at our Annual Meeting in 2009, you must submit the proposal to the Secretary of the Company in writing by January 30, 2009. However, if you want us to include your shareholder proposal in our proxy materials for our Annual Meeting in 2009, you must be sure the Secretary of the Company receives your written proposal by November 17, 2008. All shareholder proposals must comply with the requirements of our bylaws. The proxy agents for the Company will use their discretionary authority to vote on any shareholder proposal that the Secretary of the Company does not receive by February 1, 2009.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

We have begun delivering a single copy of the Annual Report to multiple shareholders sharing one address unless we received contrary instructions from one or more of the shareholders at such address. Upon oral or written request to Sonoco Products Company, c/o Bank of New York Mellon Shareowner Services, 480 Washington Boulevard, Jersey City, NJ 07310-1900 USA, (866) 210-7002, The Bank of New York Mellon will promptly deliver a separate copy of the Annual Report to a shareholder at a shared address to which a single copy was delivered. If you are currently receiving a single copy of the Annual Report for multiple shareholders at your address and would prefer to receive separate copies in the future, please write or call The Bank of New York Mellon at the address or telephone number above and ask them to send you separate copies. If you are still currently receiving multiple copies of the Annual Report for multiple shareholders at your address and would prefer to receive a single copy in the future, please write or call The Bank of New York Mellon at the address or telephone number above, and ask them to send a single copy to your address.

ELECTRONIC ACCESS TO ANNUAL MEETING MATERIALS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDERS MEETING TO BE HELD ON APRIL 16, 2008

Sonoco’s 2007 Annual Report and 2008 Proxy Statement are available via the Internet at:

http://bnymellon.mobular.net/bnymellon/son

As a shareholder of record, you can elect to receive future Annual Reports and Proxy Statements, as well as quarterly financial and other shareholder information, electronically. Instructions are provided on the voting site if you vote via the Internet. Instructions also are provided if you electronically access your shareholder account, and you are not already receiving your Annual Meeting materials electronically. If you select electronic receipt, you will be notified via email by The Bank of New York Mellon, our transfer agent, as to when the information will be available for your access. Your election to receive information electronically will remain in effect until you notify The Bank of New York Mellon in writing or by telephone at the address or telephone number above that you wish to resume paper delivery by mail of these materials. If you own Sonoco shares through a broker or a bank, please contact that institution regarding instructions about receiving Annual Meeting materials and other financial information electronically.

OTHER MATTERS

As of the date of this Proxy Statement, management does not know of any business that will be presented for consideration at the meeting other than as stated in the notice of the meeting. The proxy agents will vote in their best judgment on any other business that properly comes before the meeting.

To assure your representation at the meeting, please vote by telephone (if you live in the United States or Canada), via the Internet or mark, sign, date and return your proxy card or broker voting instruction form as promptly as possible. Please sign exactly as your name appears on the accompanying proxy.

Charles J. Hupfer
Secretary

March 14, 2008

Exhibit 1

SONOCO PRODUCTS COMPANY
2008 LONG-TERM INCENTIVE PLAN

Sonoco Products Company (the “Company”), a South Carolina corporation, hereby establishes and adopts the following 2008 Long-Term Incentive Plan (the “Plan”).

1. PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors of the Company and its Subsidiaries who are expected to contribute to the Company’s success and to achieve long-term objectives which will benefit stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2. DEFINITIONS

2.1.	“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.2.	“Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, including through an electronic medium.

2.3.	“Board” shall mean the Board of Directors of the Company.

2.4.	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.5.	“Committee” shall mean the Executive Compensation Committee of the Board or a subcommittee thereof formed by the Executive Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules and regulations of the New York Stock Exchange (or such other principal securities exchange on which the Shares are traded).

2.6.	“Covered Employee” shall mean an employee of the Company or its subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.7.	“Director” shall mean a non-employee member of the Board.

2.8.	“Dividend Equivalents” shall have the meaning set forth in Section 11.5.

2.9.	“Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary. Solely for purposes of the Plan, an Employee shall also mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.10.	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.11.	“Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be the per Share closing price of the Shares as reported on the New York Stock Exchange on that date (or if there were no reported prices on such date, on the last preceding date on which the prices were reported) or, if the Company is not then listed on the New York Stock Exchange, on such other principal securities exchange on which the Shares are traded, and if the Company is not listed on the New York Stock Exchange or any other securities exchange, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion.

2.12.	“Limitations” shall have the meaning set forth in Section 10.5.

2.13.	“Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.14.	“Other Share-Based Award” shall have the meaning set forth in Section 8.1.

2.15.	“Participant” shall mean an Employee or Director who is approved by the Committee to receive an Award under the Plan.

2.16.	“Payee” shall have the meaning set forth in Section 12.2.

2.17.	“Performance Award” shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.

2.18.	“Performance Cash” shall mean any cash incentives granted pursuant to Article 9 which will be paid to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.19.	“Performance Period” shall mean the period established by the Committee of not less than twelve (12) months and not more than five (5) years during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.20.	“Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value will be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

2.21.	“Performance Unit” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value will be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2.22.	“Permitted Assignee” shall have the meaning set forth in Section 11.3.

2.23.	“Prior Plans” shall mean, collectively, the Company’s 1991 Key Employee Stock Plan and the Company’s 1996 Non-Employee Directors Stock Plan.

2.24.	“Restricted Stock” shall mean any Share issued pursuant to the Plan with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.25.	“Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.26.	“Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, and/or to receive any cash Dividend Equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.27.	“Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1.

2.28.	“Shares” shall mean the shares of the Company’s no par value common stock.

2.29.	“Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.

2.30.	“Subsidiary” shall mean any corporation or other business entity (other than the Company) in an unbroken chain of corporations or other business entities beginning with the Company if, at the relevant time each of the corporations or other business entities other than the last corporation or other business entity in the unbroken chain owns stock or other ownership interests possessing 50% or more of the total combined voting power of all classes of stock or other ownership interests in one of the other corporations or other business entities in the chain.

2.31.	“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.32.	“Vesting Period” shall have the meaning set forth in Section 7.1.

3. SHARES SUBJECT TO THE PLAN

3.1. Number of Shares.

(a)	Subject to adjustment as provided in Section 11.2, a total of 8,500,000 Shares shall be authorized for grant under the Plan, less one (1) share of Stock for every one (1) share of Stock that was subject to an option or stock appreciation right granted after December 31, 2007 from any of the Prior Plans and two and one-half (2.5) Shares for every one (1) Share that was subject to an award other than an option or stock appreciation right granted after December 31, 2007 under the Prior Plans. Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as two and one-half (2.5) Shares for every one (1) Share granted. After the effective date of the Plan (as provided in Section 12.13), no awards may be granted under any Prior Plan.

(b)	If (i) any Shares subject to an Award are forfeited or expire or an Award is settled for cash (in whole or in part), or (ii) after December 31, 2007 any Shares subject to an award under the Prior Plan are forfeited or expire or an award under the Prior Plan is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, and (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof.

(c)	Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant under Section 10.5. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(d)	Any Shares that again become available for grant pursuant to this Article shall be added back as (i) one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans, and (ii) as two and one-half (2.5) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plans.

3.2.	Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4. ELIGIBILITY AND ADMINISTRATION

4.1. Eligibility.  Any Employee or Director shall be eligible to be selected as a Participant.

4.2. Administration.

(a)	The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b)	Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings. Notwithstanding the foregoing any action or determination specifically affecting or relating to an Award to a Director (i) shall be made by the Governance Committee of the Board and (ii) shall be subject to the prior approval of the Board with respect to the type of Award, the number of shares subject to the Award, the exercise price of, or amount payable for, the Award and the vesting conditions for the Award.

(c)	To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the New York Stock Exchange (or such other principal securities exchange on which the Shares are traded), the Committee may delegate to (i) committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) to the extent permitted by law, to one or more executive officers or a committee of executive officers the right to grant Awards to Employees who are not Directors or executive officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not Directors or executive officers of the Company.

5. OPTIONS

5.1.	Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2.	Award Agreements. All Options granted pursuant to this Article shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3.	Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option. Other than pursuant to Section 11.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with Substitute Awards), and (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded.

5.4.	Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, except in the event of death or disability.

5.5.	Exercise of Options.

(a)	Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(b)	Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement, or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

5.6.	Form of Settlement. In its sole discretion, the Committee may provide that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.

5.7.	Incentive Stock Options. The Committee may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of “incentive stock options” under the Plan, the maximum aggregate number of Shares that may be issued pursuant to “incentive stock options” granted under the Plan shall be 8,500,000 Shares, subject to adjustments provided in Section 11.2.

6. STOCK APPRECIATION RIGHTS

6.1.	Grant and Exercise. The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2.	Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a)	Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one (1) Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the right on the date of grant, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 11.2, shall not be less than the Fair Market Value of one (1) Share on such date of grant of the right.

(b)	Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.

(c)	The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d)	The Committee may impose such other conditions or restrictions on the terms of exercise and the grant price of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall have (i) a grant price not less than Fair Market Value on the date of grant (subject to the requirements of Section 409A of the Code with respect to a Stock Appreciation Right granted in conjunction with, but subsequent to, an Option), and (ii) a term not greater than ten (10) years except in the event of death or disability.

(e)	Without the approval of the Company’s stockholders, other than pursuant to Section 11.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with Substitute Awards), and (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded.

(f)	The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

7. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1.	Grants. Awards of Restricted Stock and of Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted

Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. A Restricted Stock Award or Restricted Stock Unit Award shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee (the “Vesting Period”). The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

7.2.	Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

7.3.	Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award. Except as otherwise provided in an Award Agreement, any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award.

7.4.	Minimum Vesting Period. Except for Substitute Awards and for certain limited situations (including the death, disability or retirement of the Participant or a change in control), or special circumstances determined by the Committee, such as the achievement of performance objectives (which shall have a minimum Vesting Period of one (1) year), Restricted Stock Awards and Restricted Stock Unit Awards subject solely to the continued employment of employees of the Company or a Subsidiary shall have a Vesting Period of not less than three (3) years from date of grant (but permitting pro rata vesting over such time); provided that such minimum Vesting Period shall be one (1) year for (i) grants to new hires to replace forfeited awards from a prior employer, or (ii) grants of Restricted Stock or Restricted Stock Units in payment of Performance Awards and other earned cash-based incentive compensation. Subject to the foregoing minimum Vesting Period requirements, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate. The minimum Vesting Period requirements of this Section shall not apply to Restricted Stock Awards or Restricted Stock Unit Awards granted to Directors or any consultant or advisor who provides services to the Company or a Subsidiary.

7.5.	Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8. OTHER SHARE-BASED AWARDS

8.1.	Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”) may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

8.2.	Award Agreements. The terms of Other Share-Based Awards granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant.

8.3.	Minimum Vesting Period. Except for Substitute Awards and for certain limited situations (including the death, disability or retirement of the Participant or a change in control), or special circumstances determined by the Committee, such as the achievement of performance objectives (which shall have a minimum Vesting Period of one (1) year), Other Share-Based Awards subject solely to the continued employment of employees of the Company or a Subsidiary shall have a Vesting Period of not less than three (3) years from date of grant (but permitting pro rata vesting over such time); provided that the minimum Vesting Period shall be one (1) year for (i) grants to new hires to replace forfeited awards from a prior employer, or (ii) grants of Other Share-Based Awards in payment of Performance Awards and other earned cash-based incentive compensation. Subject to the foregoing minimum Vesting Period requirements, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of an Other Share-Based Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate. The minimum Vesting Period requirements of this Section shall not apply to Other Share-Based Awards granted to Directors or any consultant or advisor who provides services to the Company or a Subsidiary.

8.4.	Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9. PERFORMANCE AWARDS

9.1.	Grants. Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.

9.2.	Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant.

9.3.	Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than 12 months nor longer than five years. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4.	Payment. Except as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10. CODE SECTION 162(m) PROVISIONS

10.1.	Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

10.2.	Performance Criteria. If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre-tax or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels (based on cash or days); operating margins, gross margins or cash margin; year-end cash; debt reductions; stockholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

10.3.	Adjustments. Notwithstanding any provision of the Plan, with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.

10.4.	Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

10.5.	Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 11.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any 36-month period with respect to more than 2,000,000 Shares or (ii) earn more than

500,000 Shares under Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards in any 36-month period that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares (collectively, the “Limitations”). In addition to the foregoing, the maximum dollar value that may be earned by any Participant in any 12-month period with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $5,000,000. If an Award is canceled, the canceled Award shall continue to be counted toward the applicable Limitations.

11. GENERALLY APPLICABLE PROVISIONS

11.1.	Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 11.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3 or Section 6.2(e), (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (f) increase the limitations set forth in Section 10.5. The Board may not, without the approval of the Company’s stockholders, take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award. In addition, no amendments to, or termination of, the Plan shall in any way materially impair the rights of a Participant under any Award previously granted without such Participant’s consent.

11.2.	Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of Shares that may be issued as incentive stock options and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number.

11.3.	Transferability of Awards. Except as provided below, no Award and no Shares subject to Awards described in Article 8 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the Persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the participant or the Persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

11.4.	Termination of Employment. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

11.5.	Deferral; Dividend Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that such amounts and Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award.

12. MISCELLANEOUS

12.1.	Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

12.2.	Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) otherwise deliverable in connection with the Award.

12.3.	Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

12.4.	Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

12.5.	Cancellation of Award. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Subsidiary or after termination of such employment or service, establishes a relationship with a competitor of the Company or any Subsidiary or engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

12.6.	Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

12.7.	Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or Board of Directors of the applicable Subsidiary.

12.8.	Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

12.9.	Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

12.10.	Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

12.11.	Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

12.12.	Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of South Carolina, without reference to principles of conflict of laws, and construed accordingly.

12.13.	Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will terminate except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

12.14.	Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

12.15.	Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

12.16.	Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

FOLD AND DETACH HEREAddress Change/Comments (Mark the corresponding box on the reverse side) PROXYTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SONOCO PRODUCTS COMPANY 1 NORTH SECOND STREET — HARTSVILLE, SOUTH CAROLINA 29550 — USA The undersigned hereby appoints Charles J. Hupfer, Senior Vice President, Chief Financial Officer and Secretary, or Ritchie L. Bond, Staff Vice President and Treasurer, as proxy agent, each with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Sonoco Products Company held of record by the undersigned on February 22, 2008 at the Annual Meeting of Shareholders to be held on April 16, 2008, or at any adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR, TO APPROVE THE 2008 LONG-TERM INCENTIVE PLAN, AND TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. This card also constitutes voting instructions to the plan Trustee for shares of Sonoco Products Company held in the Sonoco Products Company Savings Plan. You may direct the Trustee how to vote your shares as indicated on this card. If you fail to give voting instructions to the Trustee, your shares will be voted by the Trustee in the same proportion as the shares for which valid instructions have been received. (Continued, and to be marked, dated and signed, on the other side) You can view the Annual Report and Proxy Statement on the internet at http://bnymellon.mobular.net/bnymellon/sonTHE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3. Mark Here for Address Change or CommentsSignature Signature DatePlease sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. 1. To elect a board of directors. Nominees: Three-Year Term: 01 C. J. Bradshaw 02 J. L. Coker 03 L. W. Newton 04 M. D. Oken Two-Year Term: 05 P. R. Rollier (Instructions: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name on the following blank line.) 2. To approve the 2008 Long-Term Incentive Plan 3. To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company. FOLD AND DETACH HERE

PLEASE SEE REVERSE SIDEWE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. INTERNET http://www.eproxy.com/sonUse the Internet to vote your proxy. Have your proxy card in hand when you access the Web site. TELEPHONE 1-866-580-9477 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. ORChoose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR ALL WITHHOLD FOR ALL *EXCEPTIONS *EXCEPTIONS